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CIMPRESS N.V.
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CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress N.V. will hold its 2018 Annual General Meeting of Shareholders:

on Tuesday, November 13, 2018
at 7:30 p.m. Central European Time
at the offices of Stibbe N.V.
Beethovenplein 10
1077 WM Amsterdam
The Netherlands

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Approve the amendment and restatement of our articles of association to replace our current two-tier board structure (consisting of a Supervisory Board and a separate Management Board) with a single-tier Board of Directors

(2) Appoint Robert S. Keane as an executive director to our Board of Directors to serve for a term of one year ending on the date of our annual general meeting of shareholders in 2019

(3) Appoint Scott Vassalluzzo as a non-executive director to our Board of Directors to serve for a term of one year ending on the date of our annual general meeting of shareholders in 2019

(4) Appoint Sophie A. Gasperment as a non-executive director to our Board of Directors to serve for a term of two years ending on the date of our annual general meeting of shareholders in 2020

(5) Appoint John J. Gavin, Jr. as a non-executive director to our Board of Directors to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2021

(6) Appoint Zachary S. Sternberg as a non-executive director to our Board of Directors to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2021

(7) Following a discussion on the application of the remuneration policy over the fiscal year ended June 30, 2018, hold a non-binding, advisory “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in this proxy statement

(8) Adopt our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2018

(9) Discharge the members of our Management Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2018

(10) Discharge the members of our Supervisory Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2018

(11) Authorize our Board of Directors until May 13, 2020 to repurchase up to 6,200,000 of our issued and outstanding ordinary shares (which represents approximately 20% of our 30.9 million shares outstanding as of June 30, 2018) on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the United States Securities Exchange Act of 1934, or the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between €0.01 and an amount equal to 120% of the market price of our ordinary shares on the Nasdaq Global Select Market, or Nasdaq, or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Board of Directors)

(12) Authorize our Board of Directors until May 13, 2020 to issue ordinary shares or grant rights to subscribe for ordinary shares up to a maximum of (i) 10% of our outstanding share capital at the time of issue for general corporate purposes including but not limited to equity compensation, acquisitions, and financings, and (ii) an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity

(13) Authorize our Board of Directors until May 13, 2020 to resolve to exclude or restrict our shareholders’ preemptive rights under Dutch law with respect to ordinary shares and rights to subscribe for ordinary shares that the Board of Directors may issue or grant pursuant to any authorization of our shareholders

(14) Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019

(15) Approve a remuneration policy for our Board of Directors

(16) Approve the grant of ordinary share awards as severance to the members of our Supervisory Board who were not nominated for appointment to our Board of Directors

(17) Approve an amendment to our 2016 Performance Equity Plan

(18) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting

Our Management Board and Supervisory Board have no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 16, 2018 are entitled to vote at the annual general meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the enclosed proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Management Board,
Chairman of the Management Board, Founder, President and Chief Executive Officer
October [___], 2018

Dear Fellow Shareholder:

In addition to routine annual subjects such as approving our annual accounts, our audit firm and share repurchase authorizations, we are also proposing some structural governance and incentive changes as follows:

•	Move from our current two-tier board structure to a single Board of Directors

•	Reduction in shares authorized for issuance under the 2016 Performance Equity Plan

•	Modification of provisions of our 2016 Performance Equity Plan that relate to employees other than our CEO and Board of Directors

The proxy statement following this letter includes more detail on each of these; below is an overview of the thinking behind the proposals.

Move to a Single-Tier Board

When we re-domiciled from Bermuda to the Netherlands in 2009, we moved from a single board of directors to a two-tier board structure consisting of a Supervisory Board and a Management Board. The two-tier structure is the traditional Dutch board structure and, until recently, was the only choice available to Dutch public companies. However, changes in Dutch law now allow for a single-tier board structure.

We are proposing to move our governance structure to a single board of directors because we believe doing so will help us operate in a more effective and efficient manner and because this board structure is more typical of companies whose shares are listed in the United States.

We are proposing a slate of five candidates to serve as directors on the newly constituted, single Board of Directors: four non-executive directors (Sophie Gasperment, John Gavin, Scott Vassalluzzo and Zach Sternberg) and one executive director (Robert Keane). Four members of the current Supervisory Board (Rich Riley, Mark Thomas, Nadia Shouraboura and Paolo De Cesare) and two members of the current Management Board (Sean Quinn and Katryn "Trynka" Blake) would not join the new single-tier Board of Directors. Sean and Trynka will continue in their executive roles of CFO and Vistaprint CEO, respectively.

We believe that reducing from two boards comprising eleven members to a single board comprising five directors will further the progress we have made over the past several years to be more effective and efficient. In the past two years we have challenged many prior assumptions about how we operate, and we have taken difficult actions to eliminate many top executive roles. Likewise, we believe that a leaner board will be better for our stakeholders, including long-term share and debt holders, because it will engender more frequent, direct and full debate about important topics and maintain strong representation from long-term shareholders. Importantly, from the very top of our organization, we will practice what we preach about being lean, efficient and effective.

Although the titles and roles of directors under a single-tier board are not subject to a vote by shareholders, we expect the board would designate Sophie Gasperment as voorzitter for Dutch law purposes with the title of Lead Non-Executive Director and me (Robert Keane) as CEO and Chairman. Some shareholders may ask if naming the CEO as the chairman might impede good governance. Our current Supervisory Board, which consists exclusively of independent directors, does not believe so because four strong independent directors will complement and balance me in my role as Chairman. Speaking personally, I will continue to welcome the diverse opinions and counsel of our board because it strengthens our decision-making and performance. That same belief is why, over the years, I have invited two of our largest shareholders (Scott and Zach) to join the Supervisory Board, and why we propose that they both, along with two other highly experienced independent directors (Sophie and John), join the new Board of Directors.

Besides serving as an advisory body to me, the board must also fulfill duties in matters of statutory and regulatory compliance, fiduciary and stakeholder representation, independence, and an ongoing assessment of my performance as CEO. We are confident that the candidates we are proposing will comprise a board that robustly fulfills these criteria.

I would like to thank our departing Supervisory Board members for their years of service to Cimpress. Each has played a role in guiding this company through both successes and challenges and I am proud of what we have accomplished together. The Supervisory and Management Boards acknowledge that it is unusual to downsize a board as much as we are proposing. We want our shareholders to know that this was not the result of a disagreement about governance, our strategic direction, or other topics. It is simply driven by a belief that we should be lean, effective and efficient across all parts of Cimpress.

In this proxy statement, you will see that we also ask you to vote in favor of a proposal to grant 1,500 Cimpress ordinary shares, subject to a 3-year lockup, to each departing Supervisory Board member as severance with a value approximately equal to one year of compensation that they would have received if we were to have continued with our prior board structure. Our Supervisory Board has voted to make this proposal given the unusual nature of the anticipated changes.

Reduction in Authorized Shares Under the 2016 Performance Equity Plan

Our shareholders approved our 2016 Performance Equity Plan within a prior strategic and organizational context in which we believed the best way to build value in Cimpress was via significant centralization. However, starting in early 2017, we reversed direction and moved to our current structure of decentralized, autonomous businesses. The following two characteristics stemming from our decentralization mean that we do not expect to use the 8.0 million shares that are currently authorized for use under the plan:

•	Our decentralization and restructuring activities of the past several years have materially reduced the number of senior executive roles that would have otherwise received PSUs.

•
Looking forward, as another logical continuation of our decentralization, we are exploring long-term incentive plans for the leadership teams of our businesses (e.g., Pixartprinting, Vistaprint, and National Pen) that are tied directly to the long-term performance and value creation of each business. This could further reduce the number of PSU recipients.

As a result, we propose to reduce the number of ordinary shares authorized under the 2016 Performance Equity Plan to 6.0 million shares.

Modification of our 2016 Performance Equity Plan

We expect the performance share units (PSUs) from our 2016 Performance Equity Plan to be our long-term incentive vehicle of choice for many years to come for our executives and senior team members throughout our organization. However, for team members other than me as the CEO and the Board of Directors, we believe it is important to have more flexibility with respect to the terms of awards than our 2016 Performance Equity Plan currently affords.

As a result, we are asking our shareholders to approve changes to our 2016 Performance Equity Plan to give us flexibility to grant PSUs with measurement dates, performance goals relating to the compound annual growth rate of the three-year moving average of our share price, and payout ratios that are different from those currently mandated in the plan. Given highly competitive markets for talent, we want to align more closely with the time frames other companies use for their long-term incentives, while still maintaining what we consider to be a suitable multi-year performance threshold. For example, we may want to grant PSUs with a first measurement date for a potential PSU pay out four years post-grant instead of the six years currently mandated by the plan, and we would likely make corresponding increases to the performance criteria and/or reductions to the payout ratio in the fourth and fifth years following grant, although those details will not be included in the amended 2016 Performance Equity Plan. However, there would be no change to the core performance metric in the plan, which would remain the compound annual growth rate of the three-year moving average of our share price for all PSU awards. To be clear, the proposed changes would not apply to PSU grants to me as the CEO or PSU grants to our Board of Directors.

The proposed changes to the plan would apply only to future PSU awards, not awards that we previously granted. These changes require shareholder approval because there is currently a significant amount of detail with respect to the measurement periods, performance goals, and payout ratios that is locked into the 2016 Performance Equity Plan. We have included as an appendix to this proxy statement a version of the 2016 Performance Equity Plan marked with our proposed changes.

There are other areas where we expect to make changes in our long-term incentive practices relative to what we previously communicated that don't require shareholder approval. For example, for team members in our autonomous businesses, we may grant a mix of long-term incentives that include cash-based incentives based upon the value creation of their business. Additionally, we expect to increase the minimum requirement for the percentage allocation to PSUs (versus cash retention bonuses) at certain levels within the organization.

In order to address potential questions on this proxy statement, we plan to consolidate questions and publish our responses by approximately October 22, 2018. Should you have questions, please email them to us at ir@cimpress.com no later than October 17, 2018.

Conclusion

I believe these proposals are logical continuations of the changes that we have been making over the past several years to make our company as effective and efficient as possible. We ask for your support by voting in favor of these proposals, as well as the more routine ones, detailed throughout this proxy statement.

Thank you in advance,

CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 13, 2018

This proxy statement contains information about the 2018 Annual General Meeting of Shareholders of Cimpress N.V., which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Tuesday, November 13, 2018 at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM Amsterdam, the Netherlands. The meeting will begin at 7:30 p.m. Central European Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Management Board of Cimpress N.V. (which is also referred to as we, us, the company, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2018 on or about October 23, 2018.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual General Meeting of Shareholders:

This Proxy Statement and the 2018 Annual Report to Shareholders are available for viewing, printing and downloading at http://proxy.ir.cimpress.com. In addition, our statutory annual accounts and accompanying annual report, as prepared in accordance with Dutch law and including biographical information about the candidates nominated for appointment as members of our Board of Directors, are available at our offices at the address above and for viewing, printing, and downloading at http://proxy.ir.cimpress.com.

We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the United States Securities and Exchange Commission, or SEC, to any shareholder who requests it by emailing ir@cimpress.com or writing to Cimpress N.V.,
c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

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INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS

We currently have a two-tier board structure consisting of a Supervisory Board and a separate Management Board, and we are asking our shareholders to approve an amendment and restatement of our articles of association to move to a single-tier board structure consisting of a Board of Directors, as described in Proposal 1 of this proxy statement.

Our Supervisory Board:

The current Supervisory Board of Cimpress N.V. consists of eight independent, non-employee directors who serve for rotating terms of up to four years. We are asking our shareholders to appoint four of our current Supervisory Board members to the new single-tier Board of Directors, as described in Proposals 3 through 6 of this proxy statement.

Name	Age	Cimpress Director Since	Proposed New Term to Expire at our Annual General Meeting In:	Independent Director
Paolo De Cesare	58	March 2013	N/A	Yes
Sophie A. Gasperment	54	November 2016	2020	Yes
John J. Gavin, Jr.	63	August 2006	2021	Yes
Richard T. Riley	62	February 2005	N/A	Yes
Nadia Shouraboura	48	January 2015	N/A	Yes
Zachary S. Sternberg	33	November 2017	2021	Yes
Mark T. Thomas	64	November 2009	N/A	Yes
Scott Vassalluzzo	46	January 2015	2019	Yes

Supervisory Board members who have been nominated for appointment to the new Board of Directors

SOPHIE A. GASPERMENT has served as Group General Manager, Financial Communication and Strategic Prospective of L’Oréal, the world’s leading beauty company, since January 2014. She has held multiple marketing and general management positions at L’Oréal since joining the company in September 1986, including Chief Executive Officer and Executive Chairman of The Body Shop International, the iconic British retailer spanning 60 countries and ca. 20,000 people strong, from July 2008 to October 2013, as well as Managing Director, L’Oréal UK and Ireland, from January 2004 to January 2008. Since June 2010, Ms. Gasperment also serves on the board of AccorHotels, a publicly traded company and a world leader in hospitality, and is currently Chair of that board's Appointments, Compensation and CSR Committee and a member of the Audit and Compliance Committee. Since May 2018, Ms. Gasperment has also served on the Supervisory Board of D’Ieteren, a Euronext-listed global company, and is a member of the Appointments and Compensation Committee. Ms. Gasperment brings to the Supervisory Board her leadership and strategy skills and perspective, her international brand-building and go-to-market expertise, her experience of businesses undergoing digital transformation, her experience on the boards of other public companies, and her acumen in both consumer goods and retail, as well as her broader business experience in multi-cultural environments.

JOHN J. GAVIN, JR. serves on the board of Varonis Systems, Inc., a provider of data governance solutions for unstructured data. Mr. Gavin previously served as Chief Financial Officer of BladeLogic, Inc., a provider of data center automation software, from January 2007 through June 2008, when it was acquired by BMC Software, and as Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services, from April 2004 through December 2006. Prior to Navisite, Mr. Gavin served as the Chief Financial Officer of Cambridge Technology Partners and Data General Corporation. Mr. Gavin also spent ten years at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an accounting firm, in various accounting and audit positions including as Senior Manager in charge of multi-national audits. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Gavin also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Gavin brings to the Supervisory Board his extensive experience as chief financial officer of several growing companies, his experience on the boards of other public companies, and ten years as an independent auditor. Mr. Gavin is a certified public accountant.

ZACHARY S. STERNBERG is the co-founder and Managing Member of the General Partner of The Spruce House Partnership, a New York-based investment partnership. Spruce House invests in public and private companies globally and seeks to partner with management teams that are focused on growing the per share value of their companies over the long-term. Mr. Sternberg graduated from The Wharton School at The University of Pennsylvania with a concentration in accounting. Spruce House holds 7.6% of Cimpress' outstanding shares and has been a shareholder of Cimpress since 2011. Mr. Sternberg brings to the Supervisory Board his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience.

SCOTT VASSALLUZZO is a Managing Member of Prescott General Partners LLC ("PGP"), an investment adviser registered with the U.S. Securities and Exchange Commission that holds 15.1% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the "Prescott Partnerships"). Mr. Vassalluzzo joined the Prescott organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott's reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was a certified public accountant. Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to the Supervisory Board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Supervisory Board members who have not been nominated for appointment to the new Board of Directors

PAOLO DE CESARE has served as Chief Executive Officer of Printemps Department Store Paris, a retailer dedicated to fashion and luxury brands with department stores in France, since September 2007. Previously, Mr. De Cesare served in various executive capacities at Procter & Gamble from 1983 to 2007, most recently as President of Procter & Gamble Global Skin Care and, prior to that, as Vice President of Procter & Gamble Far East and President Max Factor KK, the Cosmetic division of Procter in Japan. Mr. De Cesare also served on the board of Indesit Company, a publicly traded company and leading European manufacturer and distributor of domestic appliances, from 2009 until 2013. Mr. De Cesare brings to the Supervisory Board his strong knowledge of brand and marketing strategy, his international business experience and perspective, and his operational, executive, and board experience in a variety of roles worldwide.

RICHARD T. RILEY, Chairman of the Supervisory Board, served in various capacities at LoJack Corporation, a publicly traded provider of tracking and recovery systems, during the period from 2005 until 2013, including Chairman of the Board of Directors from November 2006 to May 2012; Chief Executive Officer from November 2006 to February 2008 and again from May 2010 to November 2011; and President, Chief Operating Officer and a director from February 2005 through November 2006 and again from May 2010 to November 2011. From 1997 through 2004, Mr. Riley held a variety of positions with New England Business Service, Inc., a publicly traded provider of products and services to small businesses, most recently serving as Chief Executive Officer, President, Chief Operating Officer and director. Mr. Riley also serves on the boards of Dorman Products, Inc., a supplier of original equipment automotive replacement parts, and Tupperware Brands Corporation, a direct-to-consumer marketer of various products across a range of brands and categories worldwide. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Riley also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Riley brings to the Supervisory Board his extensive experience of leading companies as a chief executive officer and board member, including 22 years leading a publicly traded company providing products and services to small businesses.

NADIA SHOURABOURA has served as the Founder and Chief Executive Officer of Hointer, Inc., a technology company that brings together the best features of virtual shopping with in-store shopping, since August 2012. Before founding Hointer, Dr. Shouraboura served on the senior management team responsible for overall direction and operations at Amazon.com, Inc. from April 2004 to August 2012, including as Technology Vice President, Global Supply Chain and Fulfillment Platform from 2008 to August 2012. Before joining Amazon.com, Dr. Shouraboura served in technology and leadership roles at Diamond Technology Partners, Mobilicity, and Exelon Corporation. Dr. Shouraboura also currently serves on the board of directors of Ferguson plc, a world-leading specialist distributor of plumbing and heating products, and X5 Retail Group N.V., a leading Russian food retailer. Dr. Shouraboura brings to the Supervisory Board her strong advocacy and experience with building customer-centric company cultures and her experience in operations and technology.

MARK T. THOMAS has served as a Founder and Partner of Monitor Clipper Partners, a middle market private equity firm, since December 1997 and also serves as a member of Monitor Clipper Partners’ Investment Committee and as a director of several of its portfolio companies. In addition, Mr. Thomas was a co-founder of

Monitor Company Group LP, a global strategy and marketing consulting firm, where he served in various leadership positions from 1983 to November 2012. Monitor Company Group LP was sold to Deloitte Consulting in January 2013. In June 2016, Roger Garments LLC, a portfolio company of MCP Fund III and of which Mr. Thomas was a director at the time, assigned all its assets for the benefit of creditors. Mr. Thomas also serves as Executive Chairman and Advisory Board member of Agero, Inc., the leading provider of B2B roadside assistance and accident management services in the United States. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Thomas serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Thomas brings to the Supervisory Board his extensive strategy, investment, and international experience, which includes more than 30 years of building companies, serving on boards, and providing advice to top executives on strategic matters.

Our Management Board and Executive Officers:

Our Management Board: The current Management Board of Cimpress N.V. consists of three of our executive officers. If our shareholders approve an amendment and restatement of our articles of association to move to a single-tier board structure consisting of a Board of Directors, as described in Proposal 1 of this proxy statement, then Katryn Blake and Sean Quinn would step down as directors but would continue in their roles as executive officers of Cimpress. We are asking our shareholders to appoint Robert Keane to the new single-tier Board of Directors, as described in Proposal 2 of this proxy statement.

ROBERT S. KEANE, Founder, President, Chief Executive Officer, and Chairman of the Management Board, age 55, has served as our President and Chief Executive Officer since he founded Cimpress in January 1995. Mr. Keane served as the Chairman of our Board of Directors from January 1995 to August 2009 and was appointed Chairman of the Management Board in September 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an original equipment manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Mr. Keane holds a Bachelor of Arts in economics from Harvard College and a Masters of Business Administration from INSEAD in Fontainebleau, France.

KATRYN “TRYNKA” S. BLAKE (née Shineman), Executive Vice President and Chief Executive Officer, Vistaprint, age 44, has served as our Executive Vice President and Chief Executive Officer, Vistaprint since February 2017. Ms. Blake previously served in a variety of positions since joining Cimpress in March 2004, including President, Vistaprint Business Unit from July 2014 to January 2017, Executive Vice President, Global Marketing from July 2012 to June 2014, Chief Customer Officer from June 2011 to June 2014, and President of Vistaprint’s North American business unit from November 2010 to June 2012. Before joining Cimpress, she served as a director and senior manager for PreVision Marketing from 1996 to March 2004. Ms. Blake also serves on the board of directors of Ally Financial Inc., a leading digital financial services company. Ms. Blake holds a Bachelor of Arts in psychology from Cornell University and a Masters of Business Administration from Columbia Business School.

SEAN E. QUINN, Executive Vice President and Chief Financial Officer, age 39, has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, and in various other financial roles from October 2009 to April 2012. Before joining Cimpress, Mr. Quinn was a Certified Public Accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices, most recently as an Audit Senior Manager. Mr. Quinn holds a Bachelor of Science in accounting from Saint Joseph’s University.

Other Executive Officers: We have two additional executive officers who do not serve on our current Management Board.

CORNELIS DAVID ("KEES") ARENDS, Executive Vice President and President, Upload and Print Businesses, age 58, has served as our Executive Vice President and President, Upload and Print Businesses since July 2016. Mr. Arends previously served as our President, European Business Units from November 2015 to July 2016. Before joining Cimpress, Mr. Arends was an entrepreneur and founder of various companies. His relationship with Cimpress goes back to 2011 when he was Chief Executive Officer and one of the shareholders of AlbumPrinter B.V. which was sold to Cimpress in October of that year, and he served as Managing Director of AlbumPrinter until November 2012. From December 2013 to January 2015, Mr. Arends was Chief Executive Officer of NPM Capital NV. Before joining Cimpress’ executive team he served as interim Chief Executive Officer of Drukwerkdeal.nl B.V., a Cimpress company, from March 2015 to January 2016. Mr. Arends studied at Nijenrode Business School in Breukelen, the Netherlands.

DONALD LEBLANC, Executive Vice President and President, Vistaprint Corporate Solutions, age 50, has served as our President, Vistaprint Corporate Solutions since October 2015 and as Executive Vice President since July 2016. Mr. LeBlanc previously served as our Chief Marketing Officer for the Vistaprint brand from May 2011 to October 2015. Before joining Cimpress, Mr. LeBlanc held various senior roles at Staples, including Senior Vice President of Retail Marketing and Vice President of Strategy. Mr. LeBlanc holds a Bachelor of Science from Worcester Polytechnic Institute and a Masters of Business Administration from the Tuck School at Dartmouth College.

There are no family relationships among any of the Supervisory Board members and executive officers of Cimpress. No arrangements or understandings exist between any Supervisory Board member and any other person pursuant to which such person is to be selected for appointment to the Supervisory Board or Board of Directors.

PROPOSAL 1 - APPROVE AN AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF ASSOCIATION

By the proposal of our Management Board, which has been approved by our Supervisory Board, at the annual meeting, we are asking our shareholders to approve an amendment and restatement of our articles of association to move to a single-tier Board of Directors comprising executive and non-executive directors. Under our current articles of association, we have a two-tier board structure consisting of a Supervisory Board and a separate Management Board, as was traditionally common for publicly traded companies incorporated in the Netherlands. Changes to Dutch law in recent years have made it possible for Cimpress to adopt a single-tier board structure, which we believe will help simplify and streamline our corporate governance.

Throughout this proxy statement, we use the terms "Supervisory Board" and "Management Board" when we are describing our current two-tier board structure and "Board of Directors" when we are describing the proposed single-tier board structure that will result if shareholders approve this proposal.

We believe that moving to a single-tier board will improve the effectiveness and efficiency of our governance structure by eliminating the distinction and complexity of operating separate management and supervisory boards. Furthermore, in light of the fact that our shares are listed exclusively on a U.S. stock market, the change will align our governance structure with the single-tier structure of public company boards that is most common for firms listed in the United States.

The proposed amended and restated articles of association marked to show the changes from our current articles of association are attached to this proxy statement as Appendix A. These changes include:

•	replacing all references to our Management Board and Supervisory Board with references to our Board of Directors throughout the articles and deleting duplicative provisions

•	provisions for the appointments of executive and non-executive directors to the Board of Directors

•	provisions authorizing the Board of Directors to assign roles and responsibilities to directors, including designating a Chief Executive Officer, Chairman, and Lead Non-Executive Director

•	some immaterial, "clean up" changes to reflect changes in Dutch law and practice

As described in Proposals 2 through 6 of this proxy statement, we are asking our shareholders to appoint Robert Keane to the Board of Directors as an executive director and four of the eight members of our current Supervisory Board as non-executive directors. Following the amendment to our articles of association to move to a single-tier Board of Directors, the Board of Directors will establish new board rules and form three committees composed exclusively of independent, non-executive directors: Audit, Compensation, and Nominating and Corporate Governance.

If our shareholders approve this proposal, then the amendment and restatement of our articles of association will be effected by the execution of the notarial deed of amendment to our articles of association, or Deed of Amendment. By voting in favor of this proposal, our shareholders:

1.
Acknowledge and confirm that any authorization to repurchase shares, issue shares, or exclude or limit preemptive rights previously granted by shareholders to our Management Board with the approval of our Supervisory Board that is still in force as of the execution of the Deed of Amendment is deemed to be granted to our Board of Directors acting singly as of the execution of the Deed of Amendment; and

2.
Designate each member of our Management Board and each civil-law notary (notaris), prospective civil-law notary (kandidaat-notaris) notarial paralegal of Stibbe N.V. in Amsterdam, our Dutch law firm, to make any adjustments that are necessary as well as to sign and execute the Deed of Amendment and to undertake all other activities as the authorized person deems necessary or useful.

If this proposal is not approved, then we will not amend our articles of association, and our current articles and current two-tier board structure will remain unchanged.

The Management Board and Supervisory Board recommend that you vote FOR the amendment and restatement of our articles of association.

PROPOSALS 2 THROUGH 6 - APPOINT THE MEMBERS OF OUR BOARD OF DIRECTORS

In Proposal 1 above, we are asking our shareholders to approve an amendment and restatement of our articles of association to move to a single-tier board structure consisting of a Board of Directors. In Proposals 2 through 6, we are asking our shareholders to appoint four of the current members of our Supervisory Board and Robert Keane, our Founder, President, and Chief Executive Officer, to the new Board of Directors, subject to Proposal 1 being approved and effective immediately following the execution of the Deed of Amendment. If our shareholders do not approve Proposal 1, then our current Management Board and Supervisory Board will remain in place, the current members of our Management Board will continue to serve for their current terms as directors, the approval of any of Proposals 3 through 6 appointing non-executive directors to our Board of Directors will be deemed to be appointments of those directors to our current Supervisory Board, and we would expect the members of our Supervisory Board who have not been nominated for appointment to the new Board of Directors to resign as directors.

Pursuant to the invitation of our Management Board, the Supervisory Board has adopted resolutions to make binding nominations of the directors listed below for the initial terms listed below. We intend that the members of our new Board of Directors will serve for rotating three-year terms, and when each director's initial term below expires, we intend to seek his or her reappointment for another three-year term.

One-year term ending on the date of our annual general meeting of shareholders in 2019:

•
Robert S. Keane, Executive Director - The Supervisory Board recommends the appointment of Mr. Keane to the Board of Directors as an executive director because of his experience growing Cimpress from inception in 1995 to $2.6 billion of revenue in our 2018 fiscal year, his understanding of the drivers of intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

•
Scott Vassalluzzo, Non-Executive Director - The Supervisory Board recommends the appointment of Mr. Vassalluzzo to the Board of Directors as a non-executive director because of his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Two-year term ending on the date of our annual general meeting of shareholders in 2020:

•
Sophie A. Gasperment, Non-Executive Director - The Supervisory Board recommends the appointment of Ms. Gasperment to the Board of Directors as a non-executive director because of her leadership and strategy skills and perspective, her international brand-building and go-to-market expertise, her experience of businesses undergoing digital transformation, and her acumen in both consumer goods and retail, her broad business experience in multi-cultural environments and her experience on the boards and board committees of other publicly traded companies.

Three-year term ending on the date of our annual general meeting of shareholders in 2021:

•
John J. Gavin, Jr., Non-Executive Director - The Supervisory Board recommends the appointment of Mr. Gavin to the Board of Directors as a non-executive director because of his extensive experience as chief financial officer or board member of numerous growing public companies including extensive Audit Committee experience, as well as ten years as an independent auditor.

•
Zachary S. Sternberg, Non-Executive Director - The Supervisory Board recommends the appointment of Mr. Sternberg to the Board of Directors as a non-executive director because of his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience.

You can find more information about the nominees for the Board of Directors in the section of this proxy statement entitled “INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS.”

The Management Board and Supervisory Board recommend that you vote FOR the appointments of all nominees to the Board of Directors.

PROPOSAL 7 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, or CD&A, executive compensation tables, and accompanying narrative disclosures below. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee values the opinions expressed by our shareholders and will carefully consider the outcome of the shareholder vote when making future compensation decisions for our named executive officers.

As required by Dutch law, we have a shareholder-approved remuneration policy that applies to our Management Board members, which you can find on the Corporate Governance page of our Investor Relations website ir.cimpress.com, and the compensation of our named executive officers is in accordance with the current remuneration policy. At this annual meeting, we are asking our shareholders to approve an amended remuneration policy for our Board of Directors, as described in Proposal 15 of this proxy statement, but the advisory vote on executive compensation pursuant to this Proposal 7 does not amend our current remuneration policy in any way.

This proposal provides, pursuant to Section 2:135(5a) of the Dutch Civil Code, for a discussion regarding the implementation of the remuneration policy for the Management Board as in effect for fiscal year 2018. The discussion takes place on the basis of the information referred to in Section 2:383c up to and including Section 2:383e of the Dutch Civil Code, as included in the explanatory notes to the financial statements included in our Dutch statutory annual accounts for the fiscal year ended June 30, 2018.

At our annual general meeting in 2017, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Management Board and Supervisory Board recommend that you vote FOR the approval of the compensation of our named executive officers, as described below.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives total compensation (including base salary and long-term incentive awards) at the 75th percentile of our peer group for extraordinary performance by Cimpress. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, and individual performance. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

Incentive compensation redesign. In fiscal year 2016, under the leadership of our Compensation Committee and with input from our shareholders, we significantly redesigned our compensation program for executives and employees. We now use the following two long-term incentive, or LTI, compensation vehicles:

1.
Performance share units, or PSUs, granted under our 2016 Performance Equity Plan, or 2016 Plan. Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate, or CAGR, of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares, or 3YMA, over a 6- to 10-year period.

2.
Cash retention bonus awards for employees other than Robert Keane, who receives 100% of his LTI compensation in the form of PSUs. These bonus awards are focused on retention and pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient.

As described in more detail below, we give employees other than Robert Keane an opportunity to elect the percentage of their LTI compensation that will be allocated to PSUs versus cash retention bonuses, subject to minimum thresholds depending on each employee's level within the organization.

In addition, beginning in fiscal year 2017, we incorporated the annual cash incentive component of our previous compensation program into the base salary for our executive officers and most of the broader employee population, in order to reduce incentives to take actions that enhance short-term financial performance at the expense of long-term value creation and to support a culture of long-termism.

Pay for performance. Cimpress' uppermost financial objective is to maximize our intrinsic value per share, or IVPS. We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as free cash flow plus cash interest expense related to borrowing. Extending our history of success into the next decade and beyond in line with this top-level objective is important to us, and we have designed our compensation program to encourage our executives and employees to manage to a long-term time horizon and to forgo short-term actions and metrics except to the extent those short-term actions and metrics support our long-term goals. Accordingly, the PSUs we grant to our executives and employees are based on Cimpress' performance over a period of six to ten years, and the earliest that Cimpress may issue shares under a PSU award, and therefore the earliest that executives and employees could receive any value from the PSUs, is six years from grant (unless there is an earlier change in control), and only if Cimpress' 3YMA meets or exceeds our CAGR targets.

The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' long-term performance. For example, 76% of the total compensation granted to our Chief Executive Officer for fiscal year 2018 was at risk through our LTI program.

Shareholder engagement. Our executive compensation program has received more than 99% approval from our shareholders at each of our last five annual general meetings of shareholders, and we believe that our collaboration with shareholders on executive compensation design and our emphasis on long-term, performance-based compensation are major contributors to these results. When our Compensation Committee redesigned our compensation program for executives and employees during fiscal year 2016, we reached out to our major shareholders during the planning phase, and the Compensation Committee took shareholders' feedback into account in the design process. When we sought shareholder approval of our 2016 Plan that is the lynchpin of the redesigned compensation program, we listened to the constructive feedback of our major, long-term shareholders and made several changes to the compensation program to address shareholders' concerns, which we believe contributed to our shareholders' voting to approve the plan in 2016. The Compensation Committee intends to continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

Compensation Committee Approach

In determining the competitiveness of our executive compensation program for fiscal year 2018, our Compensation Committee took into account the analysis and recommendations of the Committee’s independent compensation consultant (Willis Towers Watson), data from the comparison peer group described below, published compensation survey data, and detailed tally sheets summarizing our executive officers’ current and historical compensation.

Our Compensation Committee worked with Willis Towers Watson to update its comparison peer group for fiscal year 2018, which consists of the 22 publicly traded companies listed below that have characteristics that are currently comparable to Cimpress or comparable to where Cimpress expects to be in the near future. The Committee considered the following characteristics, although not all companies in the peer group have all of these characteristics:

•	annual revenue in the range of $1.8 billion to $4.8 billion

•	market capitalization between $2.4 billion and $6.5 billion (utilizing a 75% to 200% criteria range for both revenue and market capitalization)

•	same general industry as Cimpress

•	high growth

Because the Compensation Committee determined the peer group in December 2016, before the beginning of our fiscal year 2018, the Committee used the most recent information that was available at that time for each peer group company.

The Compensation Committee engaged and managed the relationship with Willis Towers Watson with respect to its work for fiscal year 2018, which took place during fiscal year 2017, and determined at the time of the engagement that the firm was independent. Willis Towers Watson did not provide any services to the Compensation Committee during fiscal year 2018.

Compensation Components for Executives

For fiscal year 2018, the principal elements of our compensation program for our executive officers included:

Base Salary

Beginning with fiscal year 2017, we incorporated the annual cash incentive component of our previous compensation program into base salary

Health and Welfare Benefits

Standard benefits that are applicable to all of our employees in each executive's geographic location

Severance/CIC

We have severance and change in control arrangements with most of our executive officers

Expat Benefits

From time to time we provide expatriate benefits for executives who are assigned to work in geographic locations outside of their home countries

LTI Awards

Reward executives based on the creation of value for our shareholders over the long term, as well as Cimpress' achievement of longer-term financial objectives:

- PSUs with performance conditions tied to the appreciation of our 3-year moving average share price over a 6- to 10-year period
- Supplemental PSUs with the same performance conditions as "regular" PSUs listed above, plus an additional performance condition tied to a cumulative unlevered free cash flow target over 3 years
- Cash retention bonuses and performance cash awards for executives who elected to allocate less than 100% of their LTI awards to PSUs (subject to minimum thresholds)
- Legacy long-term cash incentives for Messrs. LeBlanc and Quinn, who received these awards in previous years before they became executive officers

Under our pay-for-performance philosophy, the compensation of our executives and other employees at higher levels in the organization is more heavily weighted towards variable compensation based on our performance, and base salary generally accounts for a smaller portion of these employees’ total compensation packages. The percentiles of our peer group that we use to evaluate the compensation of our named executive officers are designed to ensure that our executive officers will receive total compensation significantly below the median of our peer group if Cimpress does not perform well and significantly above the median for Cimpress' extraordinary performance. In accordance with this philosophy, the Compensation Committee initially allocates the compensation of our executive officers within the percentiles listed below, and then may use its discretion to adjust each executive officer’s compensation to reflect other factors such as general economic conditions, the internal equity of compensation among our executives, and the executive’s experience, role, and performance.

•	Annual cash compensation at the 50th percentile of our peer group and published compensation surveys

•	Total compensation (annual cash compensation plus LTI awards) at the 75th percentile of our peer group and published compensation surveys

Base Salary (Annual Cash Compensation)

In fiscal year 2017 in connection with the launch of our redesigned LTI program, we eliminated our annual cash incentive program and incorporated the annual incentive component of our previous program into the base salary for our executive officers and most of the broader employee population to help our executives and employees focus on maximizing long-term value creation. We want to encourage our executives to make investment decisions that they believe are right for the long term even if they impact near-term financial performance, and we do not want to financially reward or penalize employees for those near-term impacts other than those that are also beneficial to enhancing our IVPS.
Accordingly, for fiscal years 2017 and 2018, the base salary of each of our executive officers other than Cornelis Arends included the amount of his or her fiscal year 2016 annual cash incentive at the target level. For fiscal year 2018, the Compensation Committee increased the base salaries of all our executive officers other than Mr. Arends by 4% - 10% to more closely align their salaries with the percentiles described above and also to reflect each executive’s performance, changes in responsibility, and internal equity with other Cimpress executives.

Mr. Arends has an employment agreement and a long-term assignment agreement with Cimpress that set his compensation, and therefore the Compensation Committee did not make any changes to his contractual base salary for fiscal year 2018.

Long-Term Incentive Program

Our LTI program is designed to focus our executives and employees on long-term performance and value creation for the company and our shareholders. In fiscal year 2018, we used the LTI compensation vehicles described below for our executive officers. In Proposal 17, we are asking our shareholders to approve changes to our 2016 Plan, but this Compensation Discussion and Analysis section describes our current 2016 Plan in effect during fiscal year 2018, without the proposed changes.

Performance Share Units (PSUs) under our 2016 Plan

Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the 3YMA CAGR over a 6- to 10-year period. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as the Performance Dependent Issuance.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to employees generally vest no faster than 25% per year over four years so long as the employee remains employed by Cimpress. However, service-based vesting is not sufficient for payout; PSU service-based vesting events are the dates after which the participant gains the future right to a Performance Dependent Issuance with respect to their then-vested PSUs, subject to achievement of the relevant performance conditions.

If a participant resigns or is terminated other than for cause, they retain all PSUs that have satisfied the service-based vesting condition as of their resignation or termination date. If Cimpress achieves the performance thresholds described below, the former participant would receive Cimpress ordinary shares upon settlement of the PSUs, even though they no longer have an employment, director, or other service relationship with Cimpress.

Second condition to a Performance Dependent Issuance: 3YMA Performance
For each PSU award, we calculate a baseline 3YMA as of a specified date at the time of grant for two purposes: to establish the number of units to be granted and to establish the baseline for future performance measurement. Beginning on the sixth anniversary of this baseline measurement date, and on each anniversary thereafter through year nine, we will calculate the 3YMA as of such date. On the first of these measurement dates that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier set forth in Table 1 below.

TABLE 1:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
Above 25.8925%	Variable Cap (defined below)

If the 3YMA has not reached at least 11% on any of the sixth through ninth anniversaries of the baseline measurement date for the PSU award and thus a Performance Dependent Issuance has not yet occurred, then the threshold CAGR level for 3YMA performance at the tenth anniversary of the baseline measurement date is lowered to a 7% CAGR for participants other than Robert Keane and members of our Supervisory Board. If the 3YMA performance meets or exceeds a 7% CAGR on the tenth anniversary, recipients other than Mr. Keane and Supervisory Board members would still receive Cimpress ordinary shares, but at a significantly declining multiple, as set forth in Table 2 below. Table 2 does not apply to PSUs granted to Mr. Keane or members of the Supervisory Board, and we will use Table 1 for all measurement dates for PSUs granted to Mr. Keane and the Supervisory Board members.

TABLE 2:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11% & higher	Same as Table 1 above
10 to 10.99%	112.5%
9 to 9.99%	100.0%
8 to 8.99%	87.5%
7 to 7.99%	75.0%
Less than 7%	0%

If none of the 3YMA CAGR performance goals are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

The 2016 Plan limits the 3YMA value of the share issuance (defined as the number of Cimpress ordinary shares to be issued multiplied by the 3YMA at the measurement date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the PSU award (defined as the number of PSUs granted multiplied by the baseline 3YMA used for the initial grant). Therefore, in cases of a 3YMA CAGR above 25.8925%, a "Variable Cap," which is less than 250.0%, will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance.

The actual closing price of the Cimpress shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of shares issued at such time.

Cash Retention Bonuses

Cash retention bonuses pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient. Since PSU awards are more risky than cash retention bonuses, we allow our executive officers other than our Chief Executive Officer to choose the levels of risk and reward they wish to undertake by choosing the percentage of their LTI compensation that will be allocated to cash retention bonuses and PSU awards, subject to a minimum threshold of 60% of the value of their LTI award allocated to PSUs. Broader-based employees eligible for long-term incentives make a similar choice, with minimum thresholds allocated to PSUs decreasing at lower levels in the organization. This approach recognizes that different employees have a broad spectrum of personal circumstances and attitudes regarding the tradeoff between risk and reward. Because life events can change an individual’s risk appetite, employees are allowed to make these choices annually for the following year’s LTI award but always subject to the applicable minimum threshold.

The following table shows the amount of the annual LTI award received by each of our executive officers for fiscal year 2018, the minimum percentage that we require them to allocate to PSUs, and the actual percentage that each executive allocated to PSUs. Cornelis Arends did not receive an annual LTI award for fiscal year 2018 in line with the terms of his employment agreement.

Executive Officer	LTI award value FY2018	Minimum percentage of LTI award value required to be allocated to PSUs	Actual percentage of LTI award value allocated to PSUs (per each executive’s election)
Robert Keane*	$5,250,000	100%	100%
Katryn Blake	$2,000,000	60%	60%
Donald LeBlanc	$1,100,000	60%	100%
Sean Quinn	$1,800,000	60%	75%

* Mr. Keane is not eligible to make an election and receives 100% of his LTI awards in the form of PSUs. The number of PSUs he may receive in any fiscal year is capped at a maximum of 75,000.

Supplemental PSUs and Performance Cash Awards

In fiscal year 2018, in addition to the annual LTI awards of PSUs and cash retention bonuses (as applicable) described above, the Compensation Committee decided to grant a one-time, supplemental LTI award to a small group of key leaders who we believe will be most critical to achieving a cumulative unlevered free cash flow goal over the period from July 1, 2017 through June 30, 2020. For purposes of this supplemental LTI award, we define unlevered free cash flow, or UFCF, as Cimpress' free cash flow plus cash interest expense related to borrowing, subject to adjustment by the Compensation Committee based on its assessment of Cimpress' performance. If Cimpress does not meet the three-year cumulative UFCF goal set by the Committee, then the supplemental awards would expire in their entirety promptly after June 30, 2020 and no Cimpress shares would be issued or cash paid with respect to the awards. The Committee believes that achieving the UFCF goal is feasible but difficult and will require our key leaders to reinvigorate Cimpress' entrepreneurial culture, master cash-flow-focused management skills, and make tough decisions that avoid sacrificing long-term value in favor of short-term benefits.

All of our named executive officers other than Mr. Keane received a supplemental LTI award consisting of the following:

1.
Supplemental PSUs granted under the 2016 Plan with the same performance conditions relating to the CAGR of our 3YMA as described above, plus the additional performance condition relating to our three-year cumulative UFCF goal. A portion of each supplemental PSU award vests at the end of each fiscal year 2018 through 2020 so long as the executive has an employment, director, or other service relationship with Cimpress on each vesting date. However, satisfying the service-based vesting condition and achieving the three-year cumulative UFCF goal are not sufficient for a payout: As is the case with the "regular" PSUs described above, Cimpress will issue ordinary shares pursuant to a supplemental PSU award only if the 3YMA meets or exceeds the applicable CAGR thresholds on a measurement date six to ten years after the supplemental PSU award was granted (unless there is an earlier change in control).

2.
For executives who elected to allocate a portion of the LTI awards they received during fiscal year 2018 to cash retention bonuses, a performance cash award that will be paid only if (1) Cimpress achieves the UFCF goal and (2) the executive is still employed by Cimpress or one of its subsidiaries on June 30, 2020.

Our named executive officers other than Mr. Keane received supplemental LTI awards in the following amounts, and each supplemental award was allocated between supplemental PSUs and a performance cash award at the same percentages as the executive's annual LTI award described above.

Executive Officer	Supplemental LTI award value	Percentage of LTI award value allocated to supplemental PSUs	Percentage of LTI award value allocated to performance cash award
Cornelis Arends	$515,000	100%	0%
Katryn Blake	$2,000,000	60%	40%
Donald LeBlanc	$1,100,000	100%	0%
Sean Quinn	$1,800,000	75%	25%

Legacy Long-Term Cash Incentive Awards and Restricted Share Units

Donald LeBlanc and Sean Quinn became executive officers within the last three fiscal years, and because they participated in our long-term incentive program for non-executive employees before their promotions, they received fiscal year 2018 payouts under the four-year cash incentive awards they received in fiscal years 2015 and 2016. For fiscal years 2016 and before, we granted long-term cash incentive awards to our non-executive employees to reflect our pay-for-performance culture and philosophy, enhance our ability to manage the number of shares available under our equity compensation plans, and balance the focus on share price appreciation created through equity awards with cash awards based on the achievement of financial metrics that drive long-term company and shareholder value creation. Each of these long-term cash incentive awards has a performance cycle of four fiscal years, and each employee is eligible to receive 25% of his or her total award for each fiscal year in the performance cycle based on Cimpress' achievement of specified goals. For awards vesting in fiscal year 2018, the performance goal was based upon Cimpress’ fiscal year 2018 unlevered free cash flow prior to working capital and cash taxes, as this was the primary metric used for budgeting with our businesses in the transition to using unlevered free cash flow throughout the company as our primary financial performance metric. This metric excludes the impact of currency.

We measure performance on an annual basis and make payments for each fiscal year in the performance cycle based on the level of goal achievement for that fiscal year. Cimpress' fiscal year 2018 adjusted unlevered cash flow calculated in accordance with the incentive cash awards was $225,588,984, which was between our medium and high goals, and accordingly we paid employees 112.4% of their fiscal year 2018 targets for the cash incentive awards granted in fiscal year 2015 and 109.9% of their fiscal year 2018 targets for the cash incentive awards granted in fiscal year 2016.

In addition, for fiscal years 2016 and before, we granted restricted share units, or RSUs, to our employees to help align employees' interests with the long-term interests of both the company and our shareholders. The RSUs also serve as a retention tool, as the RSUs vest over four years only if the employee continues to be employed by us on each vesting date. Ms. Blake and Messrs. LeBlanc and Quinn hold RSUs that were granted to them before fiscal year 2017 and that continued to vest during fiscal year 2018.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers are eligible for the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location. We do, however, from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses relating to their work outside of their home countries.

U.S. based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States

Internal Revenue Code of 1986, or US Tax Code, with company matching contributions vesting over a four-year period. We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location. We do, however, from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses and tax preparation fees and associated tax gross-ups relating to their work outside of their home countries. You can find more information about these arrangements in the Summary Compensation Table of this proxy statement.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our executive officers other than Mr. Arends, whose employment agreement with Cimpress (described below) does not include any severance or change in control provisions. Under the executive retention agreements, if we terminate an executive officer’s employment other than for cause, death, or disability (each as defined in the agreements) or the executive terminates his or her employment for good reason (as defined in the agreements) before a change in control of Cimpress or within one year after a change in control (as defined in the agreements), then the executive is entitled to receive:

•
A lump sum severance payment equal to two years’ salary and annual bonus, in the case of Mr. Keane, or one year’s salary and annual bonus, in the case of the other executive officers, excluding Mr. Arends. Because we no longer grant annual bonuses to our executives and employees, this amount would include only salary.

•
With respect to any outstanding annual cash incentive award under any cash incentive plan, a pro rata portion, based on the number of days from the beginning of the then current fiscal year until the date of termination, of his or her target incentive for the fiscal year multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the fiscal year, this pro rata portion is capped at the actual amount of annual cash incentive that the executive would have received had he or she remained employed by Cimpress through the end of the fiscal year. Because we no longer grant annual cash incentive awards to our executives and employees, this amount would be zero.

•
With respect to any outstanding multi-year cash incentive award under any cash incentive plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her mid-range target incentive for the then current performance period multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the applicable performance period, this pro rata portion is capped at the actual amount of cash incentive for the performance period that the executive would have received had he or she remained employed by Cimpress through the end of the performance period.

•
The continuation of all other employment-related health and welfare benefits for up to two years after the termination in the case of Mr. Keane, or up to one year after the termination in the case of our other executive officers.

Both the executive retention agreements and our 2016 Plan have change in control provisions. The executive retention agreements provide that, upon a change in control of Cimpress, all equity awards (other than PSUs and supplemental PSUs granted under the 2016 Plan) granted to each executive officer will accelerate and become fully vested; each executive’s multi-year cash incentive awards under our cash incentive plan will accelerate such that the executive will receive the mid-range target bonus for the then current performance period and each performance period after the change in control; and each executive will receive a pro rata portion, based on the number of days in the fiscal year before the change in control, of his or her target annual cash incentive award for that fiscal year. In addition, if after a change in control Cimpress' successor terminates the executive without cause, or the executive terminates his or her employment for good reason, then each of the executive’s share options remains exercisable until the earlier of one year after termination or the original expiration date of the award.

The 2016 Plan provides that, upon a change in control, all PSUs, including supplemental PSUs, that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the plan if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the 11% CAGR performance goal set forth in the plan.

Our Compensation Committee decided that we would no longer include any excise tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly, the only current executive officers who have excise tax gross-up provisions in their agreements are Mr. Keane and Ms. Blake. If either of these two executives is required to pay any excise tax pursuant to Section 4999 of the US Tax Code as a result of compensation payments made to him or her, or benefits obtained by him or her (including the acceleration of equity awards), in connection with change in ownership or control of Cimpress, we are required to pay the executive an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing the executive’s compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 4999 of the US Tax Code, then Cimpress has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to the executive.

The following table sets forth information on the potential payments to our named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2018.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of RSUs and PSUs ($)(3)	Welfare Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	3,360,000	—	—	65,316	—	3,425,316
•	Change in Control	—	7,267,099	9,657,090	—	—	16,924,189
•	Change in Control w/ Termination Without Cause or With Good Reason	3,360,000	7,267,099	9,657,090	65,316	—	20,349,505

Cornelis David Arends(6)
•	Termination Without Cause or With Good Reason	—	—	—	—	—	—
•	Change in Control	—	—	561,575	—	—	561,575
•	Change in Control w/ Termination Without Cause or With Good Reason	—	—	561,575	—	—	561,575

Katryn S. Blake
•	Termination Without Cause or With Good Reason	850,000	—	—	26,263	—	876,263
•	Change in Control	—	882,843	4,655,390	—	—	5,538,233
•	Change in Control w/ Termination Without Cause or With Good Reason	850,000	882,843	4,655,390	26,263	—	6,414,496

Donald LeBlanc
•	Termination Without Cause or With Good Reason	705,000	—	—	26,086	—	731,086
•	Change in Control	97,500	64,573	3,157,229	—	—	3,319,302
•	Change in Control w/ Termination Without Cause or With Good Reason	802,500	64,573	3,157,229	26,086	—	4,050,388

Sean E. Quinn
•	Termination Without Cause or With Good Reason	770,000	—	—	19,520	—	789,520
•	Change in Control	31,250	—	4,188,184	—	—	4,219,434
•	Change in Control w/ Termination Without Cause or With Good Reason	801,250	—	4,188,184	19,520	—	5,008,954

_____________

(1)
Amounts in this column for Termination Without Cause or With Good Reason represent severance amounts payable under the executive retention agreements. For Messrs. LeBlanc and Quinn, the amounts in this column for Change in Control and Change in Control with Termination include the acceleration of their long-term cash incentive awards.

(2)
Amounts in this column represent the value of unvested, in-the-money share options that would vest upon the triggering event described in the first column. The value of share options is based on the difference between the exercise price of the options and $144.96 per share, which was the closing price of our ordinary shares on Nasdaq on June 29, 2018, the last trading day of our 2018 fiscal year.

(3)
Amounts in this column represent the value, based on $144.96 per share, which was the closing price of our ordinary shares on Nasdaq on June 29, 2018, the last trading day of our 2018 fiscal year, of (1) unvested RSUs that would vest and (2) shares that would be issued pursuant to vested PSUs upon the triggering event described in the first column. For PSUs, we assumed the price paid per share to holders of Cimpress' shares in connection with the change in control would represent an 11% CAGR over the baseline 3YMA of the PSUs, which is the target performance goal in the 2016 Plan.

(4)
Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for Ms. Blake and Messrs. LeBlanc and Quinn. Some of the amounts would be payable to Mr. Keane in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of 1.16776 based on the average currency exchange rate for the month of June 2018, which was the last month of our most recent fiscal year.

(5)	Amounts in this column are estimates based on a number of assumptions and do not necessarily reflect the actual amounts of tax gross-up payments that Mr. Keane or Ms. Blake would receive.

(6)	Mr. Arends' employment agreement with Cimpress (described below) does not provide for any cash payment upon termination or change in control.

Mr. Arends has an employment agreement with Cimpress N.V. dated November 1, 2015, as amended, under which Cimpress agreed to pay Mr. Arends a base salary of €125,000 per month and Mr. Arends is eligible to receive a monthly car and fuel allowance and to participate in the pension scheme made available to members of the management team in his location.

Mr. Arends also has a long-term international assignment agreement with Cimpress N.V. dated December 9, 2015, as amended, relating to his relocation and assignment to our office in Paris, France. Under this agreement, Mr. Arends' base salary is increased to €1,750,000 per year for the term of the assignment, and he receives a mobility premium of €500,000 per year. Cimpress also pays for Mr. Arends' housing costs up to €15,000 per month.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee manages and makes decisions about the compensation process, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to the compensation of executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Supervisory Board. The guidelines require our executive officers and Supervisory Board members to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested restricted share units, vested and unvested PSUs, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the Supervisory Board member's annual retainer, as follows:

•	Chief Executive Officer: 5 times annual base salary

•	Other executive officers: 3 times annual base salary

•	Supervisory Board: 3 times Supervisory Board annual cash retainer

We give each executive officer and Supervisory Board member four years from his or her initial appointment as a Cimpress officer or director to comply with the share ownership guidelines. As of June 30, 2018, all executive officers and Supervisory Board members had satisfied their ownership guideline requirement, other than Mr. Arends who has two years to increase his share ownership to the level described above.

Tax Deductibility of Certain Awards

Changes to the United States tax laws in 2017 eliminated the tax deduction pursuant to Section 162(m) of the U.S. Internal Revenue Code for performance-based compensation paid to named executive officers under arrangements entered into or materially modified on or after November 2, 2017. Although our Compensation Committee previously considered the impact of Section 162(m) when administering Cimpress' compensation plans, it did not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. We designed the PSU awards granted to our named executive officers before that date to qualify as tax-deductible compensation under Section 162(m), but there is no guarantee that the United States Internal Revenue Service will ultimately view these awards as qualifying, and it is possible that we may not benefit from the deduction for these awards. We do not expect the elimination of the deduction to have a material effect on Cimpress or our compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Supervisory Board
Scott Vassalluzzo, Chair
Richard T. Riley
Mark T. Thomas

SUMMARY COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer, and

(iii) our other three executive officers as of June 30, 2018.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iii) above as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Robert S. Keane	2018	1,677,243	—	6,784,477	—	1,961(5)	8,463,681
Founder, President, and	2017	1,619,804	—	9,248,693	—	3,260	10,871,757
Chief Executive Officer	2016	579,735	—	—	1,156,012	10,766	1,746,513

Cornelis David Arends(6)(7)	2018	1,894,035	—	1,229,128	—	737,100(8)	3,860,263
Executive Vice President	2017	1,964,743	—	—	—	706,765(8)	2,671,508
and President, Upload and Print

Katryn S. Blake	2018	853,019	200,000	3,214,220	—	792.126(9)	5,059,365
Executive Vice President	2017	803,019	—	3,647,557	—	412,525(9)	4,863,101
and Chief Executive Officer, Vistaprint	2016	379,596	—	—	436,020	973,985(9)	1,789,601

Donald LeBlanc(6)	2018	707,596	—	2,946,442	212,528	8,341(10)	3,874,907
Executive Vice President	2017	677,596	—	2,006,214	142,500	7975	2,834,285
and President, Vistaprint Corporate Solutions

Sean E. Quinn	2018	772,919	225,000	3,615,997	55,419	6,363(10)	4,675,698
Executive Vice President	2017	702,692	112,500	2,462,142	29,875	11,619	3,318,828
and Chief Financial Officer	2016	305,885	—	924,917	284,900	6,924	1,522,626

_____________

(1)
In fiscal year 2017 and for all fiscal years thereafter, we incorporated into the base salary of each of our executive officers other than Mr. Arends the amount of his or her fiscal year 2016 annual cash incentive at the target level.

(2)
The amounts reported in this column represent the payment of cash retention bonuses for executive officers who allocated a portion of the LTI awards they received during 2018 or a previous fiscal year to cash retention bonuses.

(3)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

(4)
The amounts reported in this column represent the aggregate amounts earned for each such fiscal year under each named executive officer’s annual cash incentive award for that fiscal year and the component of each officer’s long-term cash incentive award that is attributable to that fiscal year.

(5)
$1,640 of this amount represents payments of tax preparation fees and associated gross-up payments, and $321 of this amount represents the reimbursement of business travel expenses for Mr. Keane's attendance at meetings of Cimpress' Management Board and associated tax gross-up payments. Although the reimbursement of business travel expenses would not be taxable to Mr. Keane in the United States and although Mr. Keane is not a resident of the Netherlands, under his ruling with the Dutch tax authorities, this reimbursement is considered taxable income to Mr. Keane. Because Mr. Keane should not be financially penalized as a result of taxation by the country in which Cimpress is incorporated, we gross up the reimbursement payments to offset the increased tax liability to him.

(6)	Messrs. Arends and LeBlanc were appointed executive officers in September 2016.

(7)
These amounts relating to Mr. Arends' compensation were paid in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of 1.16776 based on the average currency exchange rate for the month of June 2018, which was the last month of our most recent fiscal year.

(8)
For fiscal year 2018, $584,445 of this amount represents a mobility premium, $108,005 of this amount represents rent contribution for Mr. Arends' housing, and $15,380 of this amount represents health insurance contributions, all of which amounts were paid under Mr. Arends' long term international assignment agreement. $29,269 of this amount for fiscal year 2018 represents pension contributions.

(9)
For fiscal year 2018, $780,286 of this amount represents tax payments, tax preparation fees, and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris that ended in 2016, $3,509 of this amount represents French taxes paid and associated tax-gross up amounts relating to the vesting of RSUs and exercise of share options attributable to Ms. Blake's assignment in Paris, and $8,331 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan. For fiscal year 2017, $357,089 of this amount represents tax payments for 2015 and 2016, tax preparation fees, and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $47,653 of this amount represents French taxes paid and associated tax-gross up amounts relating to the vesting of RSUs and exercise of share options attributable to Ms. Blake's assignment in Paris, and $7,783 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan. For fiscal year 2016, $621,325 of this amount represents tax payments for 2014 and 2015 and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $344,554 of this amount represents French taxes paid and associated tax-gross up amounts relating to the vesting of RSUs and exercise of share options attributable to Ms. Blake's assignment in Paris, and $8,106 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan.

(10)	This amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings retirement plan.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2018

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Grant Date Fair Value of Share Awards
			Estimated Future Payouts
			Under Equity Incentive Plan Awards(2)
			Threshold	Target	Maximum
Name	Grant Date	($)(1)	(#)	(#)(3)	(#)(4)	($)(5)
Robert S. Keane	8/15/2017(6)	—	—	78,970	157,940	6,784,477

Cornelis David Arends	5/15/2018(7)	—	—	7,746	15,492	1,229,128

Katryn S. Blake	8/15/2017(6)		—	18,050	36,100	1,607,110
	8/15/2017(7)		—	18,050	36,100	1,607,110
	7/1/2017	800,000

Donald LeBlanc	8/15/2017(6)		—	16,546	33,092	1,473,221
	8/15/2017(7)	—	—	16,546	33,092	1,473,221

Sean E. Quinn	8/15/2017(6)		—	20,306	40,612	1,807,999
	8/15/2017(7)		—	20,306	40,612	1,807,999
	7/1/2017	450,000

_____________

(1)
The amounts reported in this column represent target performance cash awards payable promptly after the close of our fiscal year ending June 30, 2020 if Cimpress achieves a cumulative consolidated unlevered free cash flow goal over the period from July 1, 2017 to June 30, 2020 ("UFCF Goal"), so long as the named executive officer's employment by Cimpress or its subsidiaries continues through June 30, 2020.

(2)
These columns represent PSUs granted under our 2016 Plan. Each PSU represents a right to receive between 0 and 2.5 Cimpress ordinary shares upon the satisfaction of (A) service-based vesting, (B) performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares, and (C) for the supplemental PSU awards described in footnote 7 only, Cimpress' achievement of the UFCF Goal.

(3)
These amounts represent the number of Cimpress ordinary shares issuable to each named executive officer six to ten years after August 15, 2017 if the following conditions are achieved: (1) The named executive officer fully satisfies the service-based vesting condition described in footnote 6 or 7, as applicable, (2) the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of August 15, 2017, and (3) for the supplemental PSU awards described in footnote 7 only, Cimpress achieves the UFCF Goal.

(4)
These amounts represent the number of Cimpress ordinary shares issuable to each named executive officer six to ten years after August 15, 2017 if the following conditions are achieved: (1) The named executive officer fully satisfies the service-based vesting condition described in footnote 6 or 7, as applicable, (2) the 3YMA CAGR is 20% to 25.8925% on any of the sixth through tenth anniversaries of August 15, 2017, and (3) for the supplemental PSU awards described in footnote 7 only, Cimpress achieves the UFCF Goal.

(5)
The amounts reported in this column represent the grant date fair value for the PSU awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

(6)
The service-based vesting condition of the PSUs reported in this row is that 25% of the original number of PSUs vest on June 30 of each of 2018 through 2021 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(7)
The amounts in this row represent supplemental PSUs with a second performance condition in addition to the CAGR of the 3YMA of Cimpress' ordinary shares, which is that if Cimpress' cumulative consolidated unlevered free cash flow over the period from July 1, 2017 through June 30, 2020 does not equal or exceed the UFCF Goal, then the supplemental PSU award expires in its entirety promptly after June 30, 2020. The service-based vesting condition of the supplemental PSUs granted to Ms. Blake and Messrs. LeBlanc and Quinn is that 1/3 of the original number of PSUs vest on June 30 of each of 2018 through 2020 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date. The service-based vesting condition of the supplemental PSUs granted to Mr. Arends is that 50% of the original number of PSUs vested on June 30, 2018 and 25% vest on June 30 of each of 2019 through 2020 so long as Mr. Arends continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

Outstanding Equity Awards at June 30, 2018

The following table contains information about unexercised share options, unvested RSUs, and unearned PSUs as of June 30, 2018 for each of our named executive officers.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares	Equity Incentive Plan Awards: Market Value of Unearned Shares

Name	(#) Exercisable	(#) Unexercisable	($)(1)	Date	(#)(2)	($)(3)	(#)(4)	($)(5)
Robert S. Keane(6)	146,028	—	34.25	5/7/2019
	96,800	—	47.91	5/6/2020
	105,240	—	54.02	5/5/2021
	1,147,934	76,528(7)	50.00(7)	5/4/2020(7)
					N/A	N/A	93,750(8)	13,590,000
							78,970(9)	11,447,491

Cornelis David Arends	—	—	N/A	N/A	N/A	N/A	7,746(10)	1,122,860

Katryn S. Blake	—	9,297(7)	50.00(7)	5/4/2020(7)
					3,583	519,392	36,001(8)	5,218,705
							18,050(9)	2,616,528
							18,050(10)	2,616,528

Donald LeBlanc	3,055	680(7)	50.00(7)	8/15/2020(7)
					2,225	322,536	19,801(8)	2,870,353
							16,546(9)	2,398,508
							16,546(10)	2,398,508

Sean E. Quinn	—	—	N/A	N/A	4,894	709,434	24,301(8)	3,522,673
							20,306(9)	2,943,558
							20,306(10)	2,943,558

_____________

(1)
Except as set forth in footnote 7 below, each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant and is fully exercisable as of June 30, 2018. Except as set forth in footnote 7, each share option expires 10 years after the date on which it was granted.

(2)
This column represents RSUs. So long as the named executive officer continues to be employed with us, each RSU award vests, and the vested shares are issued to the named executive officer, over a period of four years: 25% of the shares subject to the award after one year and 6.25% per quarter thereafter.

(3)
The market value of the unvested RSUs is determined by multiplying the number of RSUs by $144.96 per share, which was the closing price of our ordinary shares on Nasdaq on June 29, 2018, the last trading day of our 2018 fiscal year.

(4)
This column represents the number of Cimpress ordinary shares that would be issuable under outstanding PSUs if the following conditions are achieved: (A) The service-based vesting condition described in footnote 8 or 9, as applicable, is fully satisfied, (B) the 3YMA CAGR is 11% to 11.99% on a measurement date six to ten years after grant, and (C) for the supplemental PSU awards described in footnote 10 only, Cimpress achieves the UFCF Goal.

(5)
The market value of the unearned PSUs is determined by multiplying the number of shares that would be issuable if the conditions described in footnote 4 were achieved by $144.96 per share, which was the closing price of our ordinary shares on Nasdaq on June 29, 2018, the last trading day of our 2018 fiscal year.

(6)	Mr. Keane’s share option awards are held by the Trusts.

(7)
These awards are premium-priced share options with an exercise price that is significantly higher than the closing price of Cimpress' ordinary shares on Nasdaq on the grant dates. The Compensation Committee chose this exercise price in part because it is higher than the highest of the three-, six-, and twelve-month trailing averages of Cimpress' share price on Nasdaq as of the July 28, 2011 public announcement of our growth strategy. The premium-priced share options vest over seven years and have an eight-year term. Mr. Keane may not exercise his premium-priced options unless our share price on Nasdaq is at least $75.00 on the exercise date.

(8)
The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2017 through 2020 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2023 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(9)
The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2018 through 2021 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2024 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(10)
The service-based vesting condition of these supplemental PSUs granted to Ms. Blake and Messrs. LeBlanc and Quinn is that 1/3 of the original number of PSUs vest on June 30 of each of 2018 through 2020 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date. The service-based vesting condition of these supplemental PSUs granted to Mr. Arends is that 50% of the original number of PSUs vested on June 30, 2018 and 25% vest on June 30 of each of 2019 through 2020 so long as Mr. Arends continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date. However, the supplemental PSUs are not earned, and no shares are issuable pursuant to the supplemental PSUs, until August 15, 2024 at the earliest (unless there is an earlier change in control) and only if (1) Cimpress' cumulative consolidated unlevered free cash flow over the period from July 1, 2017 through June 30, 2020 equals or exceeds the UFCF Goal and (2) the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

Option Exercises and Shares Vested in the Fiscal Year Ended June 30, 2018

The following table contains information about option exercises and vesting of RSUs on an aggregated basis during fiscal year 2018 for each of our named executive officers.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Robert S. Keane	333,318	35,865,017	—	—
Cornelis David Arends	—	—	—	—
Katryn S. Blake	95,297	7,351,354	9,466	1,197,045
Donald LeBlanc	3,500	299,294	3,806	464,978
Sean E. Quinn	—	—	4,443	560,226
_____________

(1)
Represents the net amount realized from all option exercises during fiscal year 2018. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing sale price of our ordinary shares on Nasdaq on the date of exercise.

(2)	The value realized on vesting of RSUs is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vesting date.

CEO Pay Ratio

The fiscal year 2018 annual total compensation of our median compensated employee other than Mr. Keane was $41,029, Mr. Keane's fiscal year 2018 annual total compensation was $8,463,681, as reported in the Summary Compensation Table above, and the ratio of this amount to the median employee's compensation is 1-to-206. If we were to compare just the cash compensation earned for fiscal year 2018 by the median compensated employee and Mr. Keane, excluding equity awards, the ratio would be 1-to-41. For purposes of identifying the median compensated employee, we took into account base salary (for salaried employees) and wages paid (for hourly employees) during the fiscal year for all our employees as of May 1, 2018. We annualized this compensation for employees who did not work the entire fiscal year, except for employees designated as seasonal or temporary.

PROPOSAL 8 - ADOPT OUR ANNUAL ACCOUNTS

At the annual meeting, we are asking you to confirm and adopt our Dutch statutory annual accounts, or Annual Accounts, for the fiscal year ended June 30, 2018, which are our audited consolidated financial statements prepared in accordance with Dutch law. As a Dutch company, we are required by Dutch law and our articles of association to prepare the Annual Accounts and submit them to our shareholders for confirmation and adoption. Our Annual Accounts are different from our audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2018 that were prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, as required by United States law and Nasdaq listing standards for companies with securities listed on U.S. stock markets. In past years, we have prepared our Annual Accounts in accordance with Dutch generally accepted accounting principles, or Dutch GAAP, but for the fiscal year ended June 30, 2018, we have converted our Annual Accounts to be presented in accordance with International Financial Reporting Standards, or IFRS. We believe that IFRS more closely aligns our Annual Accounts with the U.S. GAAP financial statements that we file with the SEC than Dutch GAAP did, and accordingly we intend to use IFRS for our Annual Accounts in future years as well.

The Annual Accounts contain some disclosures that are not required under U.S. GAAP. In addition, the report of our Management Board that accompanies the Annual Accounts contains information included in this proxy statement and our Annual Report on Form 10-K, as well as other information required by Dutch law.

It is important that our shareholders adopt our Annual Accounts because it is a Dutch law requirement and also because we are not permitted under Dutch law to take certain corporate actions, such as repurchasing our ordinary shares, unless our Annual Accounts are adopted.

In accordance with the principles of the Dutch corporate governance code, upon the request of any shareholder attending the meeting, the Cimpress representatives at the annual meeting will discuss the contents of the chapter in the Annual Accounts on the corporate governance structure and the statement on compliance with the best practice provisions. You can access a copy of the Annual Accounts through our website at http://proxy.ir.cimpress.com, by emailing us at ir@cimpress.com, or by sending a written request to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Our Management Board and Supervisory Board recommend that you vote FOR the confirmation and adoption of the Annual Accounts.

PROPOSALS 9 AND 10 - DISCHARGE OUR MANAGEMENT BOARD AND
SUPERVISORY BOARD FROM CERTAIN LIABILITY

At the annual meeting, as permitted under Dutch law and customary for Dutch companies, we are asking you to discharge the members of our Management Board and Supervisory Board from liability with respect to the exercise of their management and supervisory duties during our fiscal year ended June 30, 2018. If our shareholders approve this discharge of liability, then our Management Board and Supervisory Board members will not be liable to Cimpress for actions that they took on behalf of the company in the exercise of their duties during fiscal year 2018. However, the discharge does not apply to matters that are not disclosed to our shareholders, and it does not affect the liability, if any, of our Management Board and Supervisory Board to our shareholders. The discharge is also subject to the provisions of Dutch laws relating to liability upon bankruptcy.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge of the members of our Management Board and Supervisory Board from liability as described above.

PROPOSAL 11 - AUTHORIZE US TO REPURCHASE SHARES

Under Dutch law and our articles of association, our shareholders may authorize the board, subject to certain Dutch statutory provisions, to repurchase outstanding shares on our behalf in an amount, at prices, and in the manner authorized by the shareholders. This authorization will give us the flexibility to repurchase our ordinary shares without the expense or delay associated with calling further general meetings of shareholders. Under Dutch law and our articles of association, a shareholder authorization to repurchase shares may not continue for more than 18 months, but may be given on a rolling basis. On November 14, 2017, we received authorization from our shareholders to repurchase up to 6,300,000 of our issued and outstanding ordinary shares, and from that date until June 30, 2018, we repurchased 442,557 shares under this authority. We are now seeking a renewal of our authorization to repurchase our ordinary shares.

In order to provide us with maximum flexibility, we propose that our shareholders grant the Board of Directors authority to repurchase up to 6,200,000 of our issued and outstanding ordinary shares (which represents approximately 20% of the 30.9 million shares outstanding as of June 30, 2018) on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on Nasdaq or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Board). This authority would begin on the date of the annual meeting and extend for 18 months until May 13, 2020.

We believe that we would benefit from a renewal of the grant of authority to repurchase our ordinary shares. If we believe that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us and our shareholders. Our Board of Directors would determine, within the parameters described in this proposal, the number of shares to be repurchased, if any, and the timing and manner of any repurchases in light of prevailing market conditions, our available resources, obligations under our equity compensation plans, and other factors that we cannot now predict. The repurchased shares will be used for the issuance of shares under our equity compensation plans and, if so desired, for corporate acquisitions or similar transactions and any other valid corporate purposes. The reduction in our outstanding shares resulting from any repurchases would increase the proportionate interest of the remaining shareholders in whatever future profits we may earn. Under Dutch law, the number of our ordinary shares that we or our subsidiaries hold may never exceed 50% of the total number of our issued shares.

An authorization to repurchase up to 6,200,000 of our issued and outstanding ordinary shares would not necessarily mean that we will repurchase this amount over the authorization period. We may choose to repurchase fewer than all of the shares authorized or none at all, and we are seeking this authorization to have the flexibility to make repurchases if we believe doing so would be in the best interests of Cimpress and our shareholders. Our Board of Directors will analyze many factors relating to a repurchase decision, including share price relative to our anticipated future cash flows, our obligations under our equity compensation plans, our ability to use operating cash flow or debt to repurchase the shares while taking into account our debt covenants and other uses for our cash or debt capacity, general shareholder concentration, and liquidity concerns, as well as other items.

If our shareholders do not approve this proposal, then we intend to continue to make share repurchases, if any, under the previous authorization that our shareholders approved at our November 14, 2017 annual general meeting, which will expire on May 14, 2019 and pursuant to which our Management Board acting with the approval of the Supervisory Board has been authorized to repurchase shares. After the amendment to our articles of association, the November 14, 2017 repurchase authorization will be deemed to be granted to the Board of Directors acting singly.

If our shareholders do approve this proposal, then the repurchase authorization described in this proposal will replace the November 14, 2017 repurchase authorization effective immediately following the execution of the Deed of Amendment, and we will make any future share repurchases pursuant to this new authorization. If our shareholders do not approve Proposal 1 but do approve this proposal, then the authorization described in this proposal will be granted to our Management Board acting with the approval of the Supervisory Board.

Our Management Board and Supervisory Board recommend that you vote FOR the authorization of the Board of Directors to repurchase our issued and outstanding ordinary shares as described above.

PROPOSAL 12 - AUTHORIZE US TO ISSUE ORDINARY SHARES

Dutch law and our articles of association require us to seek the approval of our shareholders each time we wish to issue new shares from our authorized share capital, unless our shareholders have previously authorized the board to issue shares. This authorization may not continue for more than five years, but may be given on a rolling basis. On November 14, 2017, our shareholders authorized our Management Board, with the approval of our Supervisory Board to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of 10% of our outstanding share capital at the time of issue or grant for general corporate purposes (including but not limited to equity compensation, acquisitions, and financings) and an additional 10% of our outstanding share capital at the time of issue or grant in connection with our acquisition of all or a majority of the equity or assets of another entity. We refer to this existing authorization as the "2017 general authorization."

In addition to and separate from the 2017 general authorization, on May 27, 2016 our shareholders authorized our Management Board, with the approval of our Supervisory Board, until May 27, 2021 to issue ordinary shares, or grant rights to subscribe for ordinary shares, pursuant to our 2016 Performance Equity Plan, up to a maximum of the number of ordinary shares issuable under that plan. We refer to this existing authorization as the "Performance Equity Plan authorization." After the amendment to our articles of association, the 2017 authorization and Performance Equity Plan authorization will be deemed to be granted to the Board of Directors acting singly.

It is common practice for Dutch companies to seek to renew the general authorization to issue shares periodically on a rolling basis, and at this annual meeting, we are asking our shareholders, separate from and in addition to the Performance Equity Plan authorization described above, to authorize our Board of Directors effective immediately following the execution of the Deed of Amendment until May 13, 2020 to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of:

•	10% of our outstanding share capital at the time of issue or grant for general corporate purposes including but not limited to equity compensation, acquisitions, and financings; and

•	an additional 10% of our outstanding share capital at the time of issue or grant in connection with our acquisition of all or a majority of the equity or assets of another entity.

Although we currently issue ordinary shares from our treasury account and have no plans to issue any new ordinary shares from our authorized share capital, we are seeking this authorization to maintain our flexibility to issue, or grant rights to subscribe for, 10% of our outstanding share capital at times when we believe doing so would be in Cimpress' best interests, including for equity compensation purposes, in connection with acquisitions, financings, and other transactions, and for other general corporate purposes. In addition, because we believe that pursuing acquisitions at appropriate valuations can help us achieve our uppermost financial objective to maximize IVPS, we are also seeking authorization to issue, or grant rights to subscribe for, up to an additional 10% of our outstanding share capital in connection with the acquisition of other entities or their assets. We believe it is important to our continued growth to retain the flexibility to issue securities in a timely manner without the delay and uncertainty of obtaining specific shareholder approval for each issuance. We are seeking authorization to issue a limited number of shares for a limited time (18 months) to balance our need for flexibility to issue new shares against the potential dilution of our shareholders. Furthermore, because our ordinary shares are listed on Nasdaq, our issuance of additional shares will remain subject to Nasdaq rules, which require, among other things, shareholder approval for the issuance of shares in excess of 20% of our shares outstanding (with several exceptions).

If our shareholders do not authorize the Board of Directors pursuant to this proposal, then the 2017 general authorization would remain in place, and we could continue to issue ordinary shares pursuant to the 2017 general authorization until it expires on May 14, 2019. If our shareholders do approve this proposal, then the authorization to issue ordinary shares described in this proposal will replace the 2017 general authorization. In any case, the Performance Equity Plan authorization will remain in place whether or not our shareholders approve this new authorization at the meeting; the new authorization to issue ordinary shares described above is separate from, and does not replace, the Performance Equity Plan authorization.

If our shareholders do not approve Proposal 1 but do approve this proposal, then the authorization described in this proposal will be granted to our Management Board acting with the approval of the Supervisory Board.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to issue ordinary shares and grant rights to subscribe for ordinary shares as described above.

PROPOSAL 13 - AUTHORIZE US TO EXCLUDE OR RESTRICT
SHAREHOLDERS' PREEMPTIVE RIGHT

Under Dutch law, holders of our ordinary shares (other than our employees who receive ordinary shares under our equity compensation plans) would generally have a pro rata preemptive right of subscription with respect to any new ordinary shares we issue for cash or any grant of rights to subscribe for ordinary shares. A preemptive right of subscription is the right of our current shareholders to maintain their percentage ownership of Cimpress' shares by buying a proportional number of any new shares that Cimpress issues. However, Dutch law and our articles of association permit our shareholders to authorize the board to exclude or restrict these preemptive rights. This authorization may not continue for more than five years, but may be given on a rolling basis. We received such authorization at our last annual general meeting of shareholders on November 14, 2017, which authorization expires on May 14, 2019, and it is common practice for Dutch companies to seek to renew this authorization periodically on a rolling basis.

At the annual meeting, we are asking our shareholders to authorize our Board of Directors until May 13, 2020 to exclude or restrict preemptive rights with respect to issuances of ordinary shares or grants of rights to subscribe for ordinary shares pursuant to any authorization of our shareholders. Preemptive rights are uncommon for public companies domiciled in the United States. We believe that if we are not granted the authority to limit preemptive rights, our ability to raise capital through sales of our securities would be significantly affected because shareholders’ exercise of their preemptive rights would cause delays in a transaction and may dissuade potential buyers of our securities from entering into a transaction with us. Any limits or waivers of preemptive rights would apply equally to all holders of our ordinary shares.

If our shareholders do not renew the Board’s authority, then our previous authorization, pursuant to which our Management Board acting with the approval of the Supervisory Board has been authorized to repurchase shares, would remain in place, and we could continue to exclude or restrict preemptive rights pursuant to that authorization until it expires on May 14, 2019. After the amendment to our articles of association, this authorization will be deemed to be granted to the Board of Directors acting singly. If our shareholders do approve this proposal, then the authorization to exclude or restrict preemptive rights described in this proposal will replace the November 14, 2017 authorization.

If our shareholders do not approve Proposal 1 but do approve this proposal, then the authorization described in this proposal will be granted to our Management Board acting with the approval of the Supervisory Board.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to exclude or restrict our shareholders' preemptive right.

PROPOSAL 14 - APPOINT OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending June 30, 2019 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, and we are asking our shareholders to appoint PwC as our statutory auditor of Cimpress N.V. We do not expect that PwC will attend the annual meeting or be available to answer questions.

Our Management Board and Supervisory Board recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2018 and June 30, 2017. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$3,455,072	$2,262,500
Tax Fees(2)	546,330	668,000
All Other Fees (3)	144,000	4,000
Total Fees	$4,145,402	$2,934,500
_____________

(1)
Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress N.V. and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)
Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $175,000 of the total tax fees billed in fiscal 2018 and $116,000 of the total tax fees billed in fiscal 2017.

(3)
$4,000 of this amount for fiscal year 2018 and all of this amount for fiscal year 2017 represent subscription fees for PwC's accounting research tool. The remaining $140,000 for fiscal year 2018 represents fees for global mobility immigration services.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2018, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 15 - APPROVE A REMUNERATION POLICY FOR OUR BOARD OF DIRECTORS

Under our current two-tier board structure, we have a remuneration policy that applies to our Management Board, as required by Dutch law. Our current remuneration policy for our Management Board was adopted by our shareholders on August 28, 2009 and was most recently amended by our shareholders on May 27, 2016. Under Dutch law, the remuneration policy for the Management Board does not apply to the Supervisory Board, whose compensation is determined by our shareholders; our shareholders most recently approved the compensation package for our Supervisory Board on November 15, 2016,

Under a single-tier board structure, the remuneration policy that currently applies to our Management Board will apply to both the executive directors and non-executive directors of the Board of Directors, and the Board of Directors will determine the compensation of the executive and non-executive directors in accordance with the remuneration policy. Accordingly, as we move to a single-tier board structure, our current remuneration policy needs to be updated.

We are proposing a revised remuneration policy with high-level guidelines for the compensation of executive directors and non-executive directors. Under this remuneration policy, the compensation of executive directors may include some or all of base salary, annual or special-purpose incentives, and/or long-term incentives, including equity awards such as PSUs, as well as benefits such as deferred compensation, retirement benefits, medical insurance, perquisites, and severance and change in control benefits. The compensation of non-executive directors may include fees for serving on the board and committees and/or attending meetings, equity awards such as PSUs, and other compensation elements similar to those awarded to executive directors. The proposed remuneration policy does not mandate any specific form or amount of payment, or any formula for determining the payment, for members of our Board of Directors. When revising the remuneration policy, we took into account the elements set out in best practice provision 3.1.2 of the Dutch Corporate Governance Code.

The only substantive difference between our current remuneration policy for the Management Board approved by our shareholders in 2016 and the proposed revised remuneration policy for the Board of Directors is that the revised policy includes compensation guidelines for non-employee, non-executive directors on our Board of Directors, while the current policy applies only to executives. The revised policy lists the same compensation elements for executive directors as the current policy does, and like the current policy, the revised policy prohibits personal loans to Board members and permits guarantees and advances to Board members only to the extent permitted by applicable law and only in the ordinary course of business. We plan to continue to compensate Robert Keane, our nominee for executive director, in accordance with the compensation program described in the Compensation Discussion and Analysis section of this proxy statement, and at this time, we do not intend to make any changes to his compensation pursuant to the proposed remuneration policy.

This proposal is conditional on the amendment to our articles of association. If our shareholders do not approve Proposal 1, then our current remuneration policy will remain in place and will continue to apply only to our Management Board, and the revisions described in this proposal will not be made.

The above summary of the remuneration policy for our Board of Directors is qualified in its entirety by reference to the full copy of the policy attached as Appendix B to the electronic copy of this proxy statement filed with the SEC. You may access the revised remuneration policy by viewing our proxy statement on the SEC’s web site at www.sec.gov, or you may obtain a copy by sending a written request to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA or Cimpress N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands.

The Management Board and Supervisory Board recommend that you vote FOR the remuneration policy for our Board of Directors.

PROPOSAL 16 - APPROVE THE GRANT OF ORDINARY SHARE AWARDS

In Proposals 2 through 6 above, we are asking our shareholders to appoint a slate of five candidates to serve as directors on the newly constituted Board of Directors, and four members of our current Supervisory Board will not join the Board of Directors: Richard Riley, Mark Thomas, Nadia Shouraboura, and Paolo De Cesare. We believe that reducing from two boards comprising eleven members to a single board comprising five directors will further the progress we have made over the past several years to be more effective and efficient and that a leaner board will be better for our stakeholders, including long-term share and debt holders, because it will engender more frequent, direct and full debate about important topics and maintain strong representation from long-term shareholders.

Each of our departing Supervisory Board members has played an important role in guiding Cimpress through successes and challenges over the years. Accordingly, we propose to grant 1,500 Cimpress ordinary shares to each departing Supervisory Board member, for a total of 6,000 ordinary shares, as severance in recognition of the unusual nature of the anticipated changes. The departing directors would not pay any amount for the shares but would be prohibited from selling any of the shares for three years from grant. This severance compensation is intended to have a value approximately equal to one year of compensation that the departing directors would have received if we had continued with our prior board structure. Under Dutch law, our shareholders determine the compensation of the Supervisory Board, including compensation that is payable upon the termination of service. This is a one-time award for the four named directors who were not nominated for appointment to the Board of Directors.

All of our Supervisory Board members hold PSU awards that were granted to them in prior years. The appointment of four of our current Supervisory Board members to the new Board of Directors will have no effect on those directors' PSU awards; under their PSU agreements, service on the Board of Directors "counts" as board service for purposes of the service-based vesting condition, and 25% of the PSUs subject to each award will continue to vest each year in accordance with the terms of the PSU agreements. For the departing Supervisory Board members, we accelerated (1) the service-based vesting of the tranche of PSUs that would have vested on November 14, 2018 (one day after the annual meeting) if they had remained on the board and (2) the vesting of the tranche of share options that would have vested on November 17, 2018 (four days after the annual meeting) if they had remained on the board, but the remaining tranches of equity awards that would have vested on future dates had the departing directors remained on the board will be canceled on the date that the amendment to our articles of association becomes effective.

We currently have no plans to grant any severance compensation to non-executive directors who leave the Board in the future.

The Management Board and Supervisory Board recommend that you vote FOR the grant of ordinary share awards as severance to the departing members of our Supervisory Board.

PROPOSAL 17 - AMEND OUR 2016 PERFORMANCE EQUITY PLAN

We originally put our 2016 Performance Equity Plan in place within a strategic and organizational context in which we believed the best way to build value in Cimpress was via significant centralization. However, starting in early 2017, we moved to our current structure of decentralized, autonomous businesses, and we are now seeking more flexibility for the long-term incentive compensation we can grant to team members other than our Chief Executive Officer and Board. Given highly competitive markets for talent, we want to align more closely with the time frames other companies use for their long-term incentives, while still maintaining what we consider to be a suitable multi-year performance threshold. Accordingly, we are proposing the following changes to our 2016 Performance Equity Plan, which we refer to in this proposal as the 2016 Plan:

•	We do not expect to use the 8.0 million shares that are currently authorized under the 2016 Plan, so we would reduce the number of authorized shares under the 2016 Plan to 6.0 million shares.

•
The detailed table in the 2016 Plan mandating the number of shares issuable for each PSU based on the levels of 3YMA CAGR performance would continue to apply to PSU awards granted to our Chief Executive Officer and members of our Board, but would no longer apply to other Cimpress employees. Our Board would have discretion to determine the measurement dates, 3YMA CAGR performance goals, and payout ratios for PSU awards granted to our team members other than our Chief Executive Officer and members of our Board. This change would apply only to future PSU awards, not to awards that we previously granted.

A redlined version of the 2016 Plan showing the proposed chages is attached as Appendix C to the electronic copy of this proxy statement filed with the SEC. You may access the 2016 Plan by viewing our proxy statement on the SEC’s web site at www.sec.gov, or you may obtain a copy by sending a written request to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA.

If our shareholders do not approve the proposed amendment to our 2016 Plan, then the current version of the 2016 Plan would remain in place, and we would continue to grant PSU awards in accordance with the 2016 Plan.

Description of our 2016 Plan, as amended

The following summary of the 2016 Plan, as amended as described in this proposal, is qualified in its entirety by reference to the full copy of the amended 2016 Plan attached as Appendix C to the electronic copy of this proxy statement filed with the SEC. For purposes of this summary, when we refer to our Board, we mean our Supervisory Board, our Management Board, or our Board of Directors, as applicable or permitted by applicable law in any particular instance.

Type and Terms of Awards

The 2016 Plan provides for the grant of performance-based share units, or PSUs, where each unit represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the 3YMA CAGR. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as the Performance Dependent Issuance.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to employees generally vest no faster than 25% per year over four years so long as the employee remains employed by Cimpress. However, service-based vesting is not sufficient for payout; PSU service-based vesting events are the dates after which the participant gains the future right to a Performance Dependent Issuance with respect to their then-vested PSUs, subject to achievement of the relevant performance conditions.

If a participant resigns or is terminated other than for cause, they would retain all PSUs that have satisfied the service-based vesting condition as of their resignation or termination date. If Cimpress achieves the performance goals described in the participant's award agreement, the former participant would receive Cimpress ordinary shares upon settlement of the PSUs, even though they no longer have an employment, director, or other service relationship with Cimpress.

Second condition to a Performance Dependent Issuance: 3YMA Performance
For each PSU award, we calculate a baseline 3YMA as of a specified date at the time of grant for two purposes: to establish the number of units to be granted and to establish the baseline for future performance measurement. For each PSU award granted to a Cimpress employee other than Robert Keane or a member of the Board, the Board would determine at the time of grant the dates for measuring the 3YMA, the CAGR performance goals, and the performance-based multiplier for each CAGR performance goal. At each of the measurement dates, we will calculate the 3YMA as of such date and the CAGR relative to the baseline 3YMA. On the first such measurement date that the 3YMA equals or exceeds the CAGR performance goal applicable to that award, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier.

If none of the CAGR performance goals is achieved by the final measurement date, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

For PSU awards granted to Robert Keane or members of the Board, the measurement dates shall be the sixth through tenth anniversaries of the baseline measurement date determined at the time of grant, and the performance goals and performance-based multipliers are as follows:

PERFORMANCE TABLE APPLICABLE TO
ROBERT KEANE AND THE BOARD
Applies to the 6th-10th anniversaries of the Baseline Measurement Date or to a Change in Control

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
Above 25.8925%	Variable Cap (defined below)

The 2016 Plan limits the 3YMA value of the share issuance (defined as the number of Cimpress ordinary shares to be issued multiplied by the 3YMA at the measurement date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the PSU award (defined as the number of PSUs granted multiplied by the baseline 3YMA used for the initial grant). Therefore, in cases of a 3YMA CAGR above 25.8925%, a "Variable Cap," which is less than 250.0%, will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance. The actual closing price of the Cimpress shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of shares issued at such time.

PSU award holders are not entitled to voting rights with respect to their PSUs or to receive dividends or other distributions to shareholders with respect to their PSUs. Each PSU award will be evidenced in such form (written, electronic or otherwise) as the Board determines, and each PSU award may contain terms and conditions in addition to those set forth in the 2016 Plan.

Authorized Number of Ordinary Shares and Share Counting

Subject to adjustment in the event of stock splits, stock dividends and other similar events, we may make awards under the 2016 Plan for up to 6,000,000 of our ordinary shares. If a PSU award terminates, expires, or is canceled, or otherwise results in ordinary shares not being issued, the unused shares covered by the PSU award are returned to the 2016 Plan and become available for the grant of future awards under the 2016 Plan. However, we will not add back to the number of ordinary shares available for the grant of awards under the 2016 Plan any ordinary shares that a participant in the plan delivers to Cimpress to satisfy tax withholding obligations, including shares retained from the award creating the tax obligation. Ordinary shares issued under the 2016 Plan may consist in whole or in part of authorized but unissued shares or treasury shares. If the Board determines that a PSU is to be settled by the issuance of authorized but unissued shares, then the Board may decide that the shares so issued will be charged at the expense of Cimpress' freely distributable reserves.

Subject to adjustment in the event of stock splits, stock dividends and other similar events, the maximum number of ordinary shares with respect which to we may grant awards to any participant under the 2016 Plan is 3,000,000 shares per fiscal year.

Section 162(m) of the U.S. Internal Revenue Code

We may grant PSU awards under the 2016 Plan that are subject to the achievement of specified performance goals designed to qualify for deduction under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Only our Board may make grants of performance awards to “covered employees” as defined under Section 162(m), or if our Board contains any directors who are not outside directors as defined by Section 162(m), then a committee of our Board solely composed of at least two outside directors may make grants of performance awards of covered employees. The performance criteria for each performance award will be based on share price in accordance with the terms described in more detail above.

With respect to any award that is intended to qualify as performance-based compensation under Section 162(m), the Board or a committee thereof may adjust downwards, but not upwards, the number of shares payable pursuant to the award, and the Board or committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Cimpress, as defined in the 2016 Plan.

Eligibility to Receive Awards

Employees, officers, directors (including members of the Board), consultants, and advisors of Cimpress and its subsidiaries and of other business ventures in which Cimpress has a controlling interest are eligible to be granted awards under the 2016 Plan. However, an individual’s eligibility to receive an award under the 2016 Plan does not mean that they will receive an award in any given fiscal year, or at all.

As of June 30, 2018, approximately 1,900 people were eligible to receive awards under the 2016 Plan, including our executive officers and the non-employee directors who serve on our Board. The granting of awards under the 2016 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Transferability of Awards

Except as the Board may otherwise determine in its sole discretion but in compliance with all then-applicable laws and regulations, including without limitation Section 409A of the Internal Revenue Code, a person who is granted an award under the 2016 Plan may not sell, assign, transfer, pledge or otherwise encumber such award, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

Administration of the 2016 Plan

The Board administers the 2016 Plan, has the authority to grant awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable, and takes all actions and makes all decisions with respect to the 2016 Plan and any awards in its discretion. The Board may delegate its powers under the 2016 Plan to one or more committees or subcommittees of the Board, and the Board may also delegate to one or more of our officers the power to grant awards to persons eligible to receive awards under the 2016 Plan and to exercise such other powers under the 2016 Plan as the Board may determine, in each case subject to applicable law and the limitations in the 2016 Plan.

Subject to the terms of the 2016 Plan, our Board, or any committee, employee, or officer to whom our Board delegates authority, as the case may be, selects the recipients of awards, the dates upon which such awards become issuable or otherwise vest, and the terms and conditions of such awards. The terms of each award need not be identical, and our Board need not treat participants uniformly.

Adjustments for Changes in our Ordinary Shares and Certain Other Events

We are required to make appropriate and proportionate adjustments, in the manner determined by our Board, to the following to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in our capitalization: (i) the number and class of securities available under the 2016 Plan, (ii) the ordinary share counting rules and sublimit set forth in the 2016 Plan, (iii) the number and class of securities subject to each outstanding award, and (iv) the performance measures to which outstanding awards are subject. Except as specifically provided otherwise in an award agreement, for any merger, consolidation, share exchange, reincorporation, or other similar transaction that is not a change in control (as defined in the 2016 Plan), the acquiring or succeeding corporation will assume all awards or substitute substantially equivalent awards.

Amendment and Termination

We may not grant any awards under the 2016 Plan after May 27, 2026, which is 10 years from the date on which shareholders originally approved the plan, but previously granted awards may extend beyond that date. The Board may amend, suspend, or terminate the 2016 Plan or any portion thereof at any time, subject to shareholder approval of certain amendments. Specifically, we must obtain the approval of our shareholders for any amendment to the 2016 Plan to the extent required by Section 162(m) of the Internal Revenue Code for amendments that will affect awards that are intended to comply with Section 162(m) or if required under the rules of the Nasdaq Stock Market.

Change in Control

A change in control, as defined in the 2016 Plan, will trigger a Performance Dependent Issuance. Upon such a change in control, the PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares determined per the table immediately below setting forth the performance-based multipliers to the number of PSUs in each award, except for PSUs held by Robert Keane and members of the Board, for which the table above will apply instead of the table below. The date of the change in control will become the measurement date for each award, even if the change in control occurs earlier than the first measurement date in the applicable award agreement, and the actual price paid per share to holders of Cimpress' ordinary shares in connection with the change in control, as reasonably determined by the Board (not the 3YMA at the date of the change in control), will be used to calculate the CAGR as of the date of the change in control relative to the baseline 3YMA for each PSU award. The percentage of the PSUs that has not satisfied the applicable service-based vesting conditions as of the change in control will be canceled in connection with the change in control in exchange for no consideration, and the participant will have no further rights with respect thereto.

PERFORMANCE TABLE APPLICABLE TO
CHANGE IN CONTROL
(Does not apply to Robert Keane or members of the Board)

CAGR as of the Measurement Date	Multiplier to the number of PSUs subject to the Award
Less than 7%	0%
7 to 7.99%	75.0%
8 to 8.99%	87.5%
9 to 9.99%	100.0%
10 to 10.99%	112.5%
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
25.8925% or above	Variable Cap (as defined above)

Our Management Board and Supervisory Board recommend that you vote FOR the amendment of our 2016 Performance Equity Plan.

OTHER MATTERS

Our Management Board and Supervisory Board do not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, then, to the extent permitted by applicable law, the persons named as proxies may vote, or otherwise act, in accordance with their judgment on such matters.

CORPORATE GOVERNANCE

Board Structure

We currently have a two-tier board structure consisting of a Supervisory Board and a separate Management Board. The Supervisory Board consists of our independent, non-employee directors, and the Management Board consists of members of our senior management team. The principal responsibility of the Supervisory Board is to oversee the Management Board and its management of Cimpress and, in so doing, serve the best interests of Cimpress and its stakeholders. The principal responsibility of the Management Board is to manage Cimpress' operations, business, and strategy. Each of our Supervisory Board and Management Board has its own chairman. The Chairman of our Supervisory Board is Mr. Riley, an independent, non-employee director, and the Chairman of our Management Board is Mr. Keane, who is also our Founder, President, and Chief Executive Officer.

At this annual meeting, we are asking our shareholders to approve an amendment and restatement of our articles of association to move to a single-tier board structure consisting of a Board of Directors, as described in Proposal 1 of this proxy statement. This Corporate Governance section describes our two-tier board structure in accordance with our current articles of association and does not reflect any of the changes we anticipate making if shareholders approve the proposed amendment and restatement of our articles.

Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Management Board and Supervisory Board adopted Rules to assist each Board in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Rules for each Board provide a framework for the conduct of each Board’s business.

Among other things, the Rules for the Supervisory Board provide as follows:

•	A majority of the members of the Supervisory Board must be independent directors, except as permitted by Nasdaq rules.

•	The Supervisory Board must meet at least twice a year in executive session.

•	The Supervisory Board has full and free access to management and employees and, as necessary and appropriate, the authority to hire and consult with independent advisors.

•	All members of the Supervisory Board are expected to participate in continuing director education on an ongoing basis.

•
At least annually the Nominating and Corporate Governance Committee is required to oversee a self-evaluation of the Supervisory Board to determine whether the Supervisory Board and its committees are functioning effectively. Every other year the committee engages an outside advisor to interview confidentially each of the members of our Supervisory Board and to conduct a comprehensive Supervisory Board self-evaluation to assess the effectiveness of our Supervisory Board and committees. The Supervisory Board then meets with the outside advisor to review and discuss the evaluation results and any actions to be taken as a result of the discussion. The evaluation aims to (1) find opportunities where our Supervisory Board and committees can improve their performance and effectiveness, (2) assess any need to evolve the composition and expertise of our Supervisory Board, and (3) assure that our Supervisory Board and committees are operating in accordance with our Rules for the Supervisory Board and committee charters.

Among other things, the Rules for the Management Board provide as follows:

•
The Management Board is responsible for managing Cimpress, including implementing Cimpress' goals and strategy, managing risks, operating the business on a day-to-day basis, and addressing corporate social responsibility issues that are relevant to the enterprise.

•
The Management Board is responsible for determining that effective systems are in place for the periodic and timely reporting to the Supervisory Board on important matters concerning Cimpress and its subsidiaries.

•	At least annually the Supervisory Board is required to conduct an evaluation of the Management Board to determine whether the Management Board is functioning effectively.

You can find our Rules for the Supervisory Board, our Rules for the Management Board, our Code of Business Conduct, our current articles of association, and the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on the Corporate Governance Page in the Investor Relations section of www.cimpress.com, or you can request copies of these documents by emailing us at ir@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

In addition, the Dutch Corporate Governance Code, or Dutch Code, applies to Cimpress. The Dutch Code emphasizes the principles of integrity, transparency, and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions, and our Management Board and Supervisory Board agree with the fundamental principles of the Dutch Code. However, as a company whose ordinary shares are traded on Nasdaq, we are also subject to the corporate governance rules of the Nasdaq Stock Market and U.S. securities laws, and we may also choose to follow certain market practices that are common for Nasdaq-traded companies. Some of the U.S. corporate governance rules and market practices that we are required to or choose to follow conflict, in whole or in part, with the best practice provisions of the Dutch Code. As a result, we do not apply some of the Dutch best practice provisions. In accordance with the Dutch Code’s compliance principle of “apply or explain,” which permits Dutch companies to be fully compliant with the Dutch Code either by applying the Dutch best practices or by explaining why the company has chosen not to apply certain of the best practices, we are disclosing in our Dutch annual report that accompanies our Annual Accounts to what extent we do not apply provisions of the Dutch Code, together with the reasons for those deviations.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Supervisory Board, officers, and employees, a current copy of which is posted on the Corporate Governance Page of ir.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under Nasdaq rules, members of our Supervisory Board qualify as “independent directors” only if, in the opinion of our Supervisory Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Supervisory Board has determined that none of its members has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of its members are “independent directors” as defined under Nasdaq's Marketplace Rules.

In addition, all members of our Supervisory Board satisfy the criteria for independence under the Dutch Code, other than Scott Vassalluzzo, who is a Managing Member of a Cimpress shareholder that holds more than 10% of our outstanding shares.

Oversight of Risk

Our Supervisory Board has responsibility for risk oversight, and the full Board or its relevant committees regularly conduct reviews of certain risk areas. The oversight responsibility of the Supervisory Board and its committees is enabled by our internal risk management processes, including but not limited to our Enterprise Risk Management (ERM) program, which conducts company-wide risk assessments to identify our most important enterprise risks, develops mitigation strategies, standards, and tools, and monitors the implementation of risk mitigation activities by all of our businesses. Our Audit Committee oversees the ERM program, and areas of ERM focus for fiscal years 2018 and 2019 include cybersecurity, data privacy, supply chain ethics and product safety, fraud and corruption, and control environment in a decentralized structure.

In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Board Nomination Process

The process that our Nominating and Corporate Governance Committee follows to identify and evaluate candidates for members of our Supervisory Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Supervisory Board.

In considering whether to recommend any particular candidate for inclusion in the Supervisory Board’s slate of nominees, the Nominating and Corporate Governance Committee applies, among other things, the criteria for Supervisory Board members set forth as an attachment to the Rules for the Supervisory Board. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Rules for the Supervisory Board specify that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating and Corporate Governance Committee and Supervisory Board should consider the value of diversity on the Supervisory Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Supervisory Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Supervisory Board to fulfill its responsibilities. Accordingly, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential candidates for the Supervisory Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Supervisory Board does not submit a binding nomination for a Supervisory Board position, then the shareholders represented at the general meeting may select a nominee. The shareholders may appoint such a nominee as a member of the Supervisory Board by the vote of at least two thirds of the votes cast at the meeting representing more than half of our share capital.

Supervisory Board Meetings and Committees

During our fiscal year ended June 30, 2018, our Supervisory Board met four times, and each of the members of our Supervisory Board attended at least 83% of the total number of meetings of the Supervisory Board and the committees of which such director was a member during the period of time he or she served on such committee. In addition, it is our policy that one or more of the members of our Supervisory Board should attend annual general meetings of shareholders to the extent practicable. All of our supervisory directors attended our 2017 annual general meeting of shareholders.

The Supervisory Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Supervisory Board, and each committee must review the appropriateness of its charter at least annually. All members of all committees are non-employee directors, and the Supervisory Board has determined that all of the members of our three standing committees are independent as defined under Nasdaq's Marketplace Rules.

Audit Committee

The current members of our Audit Committee are Messrs. Gavin (Chair), Riley, and Thomas. Our Supervisory Board has determined that Mr. Gavin qualifies as an “audit committee financial expert” under SEC rules, and all three Audit Committee members meet the SEC’s independence criteria for audit committee members. The Audit Committee met seven times during fiscal year 2018. The Audit Committee’s responsibilities include:

•	retaining our independent registered public accounting firm, subject to shareholder ratification and approval;

•	approving the compensation of, and assessing (or recommending that the Supervisory Board assess) the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;

•	coordinating the Supervisory Board’s oversight of our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;

•	reviewing and approving any related person transactions;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report included in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Vassalluzzo (Chair), Riley, and Thomas, and all three Compensation Committee members meet Nasdaq's independence criteria for compensation committee members. The Compensation Committee met twice during fiscal year 2018. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the Supervisory Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Supervisory Board with respect to Supervisory Board compensation;

•
reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Supervisory Board that the Compensation Discussion and Analysis be included in the proxy statement; and

•	preparing the Compensation Committee report included in this proxy statement.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Thomas (Chair) and De Cesare, Ms. Gasperment and Dr. Shouraboura. The Nominating and Corporate Governance Committee met twice during fiscal year 2018. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become Supervisory Board members;

•	recommending to the Supervisory Board the persons to be nominated for appointment as members of the Supervisory Board and the Management Board and to each of the Supervisory Board’s committees;

•	overseeing an annual evaluation of the Supervisory Board, the Management Board and all committees of the Supervisory Board to determine whether each is functioning effectively;

•	overseeing succession planning for the Supervisory Board; and

•	reviewing and assessing the adequacy of the Rules of the Supervisory Board and of the Management Board.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2018 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal year 2018.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee, including the matters required to be discussed by AS 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2018.

PwC also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 14 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Supervisory Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Supervisory Board
John J. Gavin, Jr., Chairman
Richard T. Riley
Mark T. Thomas

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Management Board or Supervisory Board at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO, who is currently our Chief Financial Officer), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under Dutch law, any member of our Supervisory Board or Management Board who has a conflict of interest is required to disclose that conflict to the Chairman of the Supervisory Board and to abstain from voting on any resolution involving, or participating in any board discussion of, the conflict.

Related Person Transaction

During fiscal year 2018, there was one related person transaction, as defined under SEC rules: Katryn Blake’s brother-in-law has been an employee of Cimpress since 2007, and he received compensation of $190,836 for fiscal year 2018. The Audit Committee has reviewed this relationship and concluded that it is consistent with our best interests and does not constitute a conflict of interest.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, Messrs. Olsen, Riley, Thomas, and Vassalluzzo served at various times as members of our Compensation Committee. None of these members of our Compensation Committee has ever been an officer or employee of Cimpress or any of our subsidiaries, and during fiscal year 2018, no Compensation Committee member had any relationship with us requiring disclosure under SEC rules.

During fiscal year 2018, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Supervisory Board or Compensation Committee.

Communicating with the Board

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee, with the assistance of Cimpress' General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating and Corporate Governance Committee will forward communications to the full Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to:

Board of Directors
c/o Corporate Secretary, Cimpress N.V.
275 Wyman Street
Waltham, MA 02451
USA

COMPENSATION OF SUPERVISORY BOARD MEMBERS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Supervisory Board. When considering the compensation of our Supervisory Board, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress, the skill level that we require of members of our Supervisory Board, and competitive compensation data from our peer group.

Fees

We currently pay the members of our Supervisory Board the following fees for their service on our Supervisory Board:

All members of the Supervisory Board	$112,500 retainer per fiscal year

Chairman of the Supervisory Board	Additional $22,500 retainer per fiscal year

Audit Committee	●	$15,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $22,500 retainer per fiscal year for the committee chairman

Compensation Committee	●	$10,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $15,000 retainer per fiscal year for the committee chairman

Nominating and Corporate Governance Committee	●	$10,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $12,500 retainer per fiscal year for the committee chairman

We also reimburse our Supervisory Board for reasonable travel and other expenses incurred in connection with attending meetings of our Supervisory Board and its committees, and we pay the tax preparation fees related to their Dutch income tax returns.

Performance Share Units

In keeping with the goals of aligning the Supervisory Board's equity awards with the equity awards received by Cimpress' executives and employees and maintaining the competitiveness of the compensation program, beginning in fiscal year 2017, we grant to our Supervisory Board members PSUs under our 2016 Plan. PSUs granted to our Supervisory Board have the same terms as the PSUs granted to our executives and employees, except that, as described below, the Supervisory Board PSUs have the same more challenging performance threshold in the tenth year of the award as PSU awards granted to our Chief Executive Officer.

Each incumbent Supervisory Board member receives $112,500 of PSUs annually in connection with our annual general meeting of shareholders so long as they remain a director following that annual general meeting. Each new director receives $150,000 of PSUs in connection with their initial appointment to the Supervisory Board. Cimpress determines the number of PSUs to be granted to each director by dividing the applicable dollar amounts described in this paragraph by the 3YMA of Cimpress’ ordinary shares as of the following date, which we refer to as a baseline date:

•	For incumbent directors, the baseline date is November 15 of each year.

•	For newly appointed directors, the baseline date is based on the date of the general meeting of shareholders at which the director is appointed:

General meeting in the months of:	Baseline date is the nearest:
June, July, or August	August 15
September, October, or November	November 15
December, January, or February	February 15
March, April, or May	May 15

PSU awards granted to our Supervisory Board have the same terms as PSU awards granted to our executives and employees, where each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the CAGR of the 3YMA over a 6- to 10-year period, in accordance with the 2016 Plan.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to members of our Supervisory Board vest at a rate of 25% of the original number of PSUs per year over the four years following the applicable annual general meeting (for PSU awards granted to incumbent directors) or the general meeting at which the Supervisory Board member was first appointed (for PSU awards granted to newly appointed directors), in each case so long as the director continues to serve on our Supervisory Board. If a director ceases to serve on the Supervisory Board, other than for cause, they retain all PSUs that have satisfied the service-based vesting condition as of their termination date. If Cimpress achieves the performance thresholds described below, the former director would receive Cimpress ordinary shares upon settlement of the PSUs, even though they are no longer a member of our Supervisory Board.

Second condition to a Performance Dependent Issuance: 3YMA Performance
The performance conditions set forth in the 2016 Plan apply to the PSU awards granted to Supervisory Board members. In summary, beginning on the sixth anniversary of the baseline date for each PSU award, and on each anniversary thereafter through the tenth anniversary, we will calculate the 3YMA as of such date, which we refer to as a measurement date. On the first such measurement date that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the director the number of Cimpress ordinary shares determined by multiplying the number of vested PSUs subject to the award by the applicable performance-based multiplier set forth in the 2016 Plan. If none of the CAGR performance goals set forth in the 2016 Plan are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award will be terminated and no Cimpress ordinary shares will be issued with respect to the award.

Summary Compensation Table

The following contains information with respect to the compensation earned by our Supervisory Board members in the fiscal year ended June 30, 2018:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Paolo De Cesare	122,500	194,833	317,333
Sophie A. Gasperment	117,500	194,833	312,333
John J. Gavin, Jr.	150,000	194,833	344,833
Richard T. Riley	160,000	194,833	354,833
Nadia Shouraboura	122,500	194,833	317,333
Zachary S. Sternberg	70,594	259,726	330,320
Mark T. Thomas	160,000	194,833	354,833
Scott Vassalluzzo	137,500	194,833	332,333
Eric C. Olsen(2)	61,250	194,833	256,083
_____________

(1)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the PSUs granted to the directors as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

(2)	Mr. Olsen resigned from the Supervisory Board in December 2017.

In addition, at June 30, 2018, our Supervisory Board members held the following equity compensation awards:

•	Mr. De Cesare had 11,540 shares subject to outstanding, unexercised share options and 2,832 PSUs.

•	Ms. Gasperment held 3,346 PSUs.

•	Mr. Gavin had 24,311 shares subject to outstanding, unexercised share options and 2,832 PSUs.

•	Mr. Riley had 14,763 shares subject to outstanding, unexercised share options and 2,832 PSUs.

•	Each of Dr. Shouraboura and Mr. Vassalluzzo had 5,298 shares subject to outstanding, unexercised share options and 2,832 PSUs.

•	Mr. Sternberg held 1,721 PSUs.

•	Mr. Thomas had 4,536 shares subject to outstanding, unexercised share options and 2,832 PSUs.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2018 about the securities issued or authorized for future issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by shareholders(1)	3,563,083	$22.59	8,771,434(3)
Equity compensation plans not approved by shareholders	—	—	—
Total	3,563,083	$22.59	8,771,434(3)
_____________

(1)
Consists of our Amended and Restated 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, and 2016 Performance Equity Plan. This column includes an aggregate of 1,911,776 shares underlying RSUs and PSUs based on 2.5 shares per PSU that were unvested as of June 30, 2018.

(2)	The RSUs and PSUs included in column (a) do not have an exercise price, and the weighted-average exercise price excluding these units is $48.74.

(3)
Includes 6,298,093 shares available for future awards under our 2016 Performance Equity Plan, 2,422,483 shares available for future awards under our 2011 Equity Incentive Plan, and 50,858 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan, as amended. No shares are available for future award under our Amended and Restated 2005 Equity Incentive Plan. For PSUs under our 2016 Performance Equity Plan, we assumed that we would issue ordinary shares equal to 250% of the outstanding PSUs, which is the maximum potential share issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 7, 2018 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each member of our Supervisory Board;

•	our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•	all of our current Supervisory Board members and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Arlington Value Capital LLC(4)	1,713,815	5.5%
222 S. Main Street, Suite 1750
Salt Lake City, UT 84101

FMR LLC(5)	2,229,970	7.2
245 Summer Street
Boston, MA 02210 USA

Janus Henderson Group plc(6)	3,957,706	12.8
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC	4,656,492	15.1
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LP	2,358,903	7.6
435 Hudson Street, 8th Floor
New York, NY 10014 USA

Vanguard Group Inc(7)	1,769,723	5.7
PO Box 2600 V26
Valley Forge, PA 19482

Named Executive Officers and Supervisory Board members
Robert S. Keane(8)(9)	3,297,472	10.2

Cornelis David Arends(10)	15,850	*

Katryn S. Blake(9)	17,587	*

Paolo De Cesare(9)	20,984	*

Sophie A. Gasperment	—	0

John J. Gavin, Jr.(9)(11)	56,230	*

Donald LeBlanc(9)	27,600	*

Sean E. Quinn	—	0

Richard T. Riley(9)(12)	73,337	*

Nadia Shouraboura(9)	6,537	*

Zachary S. Sternberg(13)	2,374,246	7.7

Mark T. Thomas(9)(14)	17,644	*

Scott Vassalluzzo(9)(15)	76,211	*

All current executive officers and Supervisory Board members as a group (13 persons) (9)	5,983,698	18.4%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer and Supervisory Board member is c/o Cimpress N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands.

(2)
For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of September 7, 2018 (i.e., November 6, 2018), including through the exercise of share options or the vesting of restricted share units. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
The percentage ownership for each shareholder on September 7, 2018 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 30,892,282, the number of ordinary shares outstanding on September 7, 2018, plus any shares issuable to the shareholder within 60 days after September 7, 2018 (i.e., November 6, 2018), including restricted share units that vest and share options that are exercisable on or before November 6, 2018.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2018.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2018.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 12, 2018.

(7)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on February 9, 2018.

(8)
Includes an aggregate of (i) 1,672,025 shares held by irrevocable discretionary trusts established for the benefit of Mr. Keane or members of his immediate family, or the Trusts, and other entities that are wholly owned by the Trusts, and (ii) 91,181 shares held by a charitable entity established by Mr. Keane and his spouse. Trustees who are independent of Mr. Keane or his spouse hold exclusive voting and investment power with respect to the ordinary shares owned by the Trusts and the ordinary shares issuable pursuant to share options held by the Trusts; Mr. Keane and his spouse do not hold such power with respect to the Trusts. Mr. Keane and his spouse share voting and investment power with respect to the shares held by the charitable entity. Mr. Keane and his spouse disclaim beneficial ownership of the shares and share options held by the Trusts, entities owned by the Trusts, and the charitable entity except to the extent of their pecuniary interest therein.

(9)
Includes the number of shares listed below that each executive officer and supervisory director has the right to acquire under share options and restricted share units that vest on or before November 6, 2018:

     • Mr. Keane: 1,534,266 shares, held by the Trusts
     • Ms. Blake: 4,648 shares
     • Mr. De Cesare: 11,430 shares
     • Mr. Gavin: 24,201 shares
     • Mr. LeBlanc: 3,282 shares
     • Mr. Riley: 14,653 shares
     • Dr. Shouraboura: 5,188 shares
     • Mr. Thomas: 4,426 shares
     • Mr. Vassalluzzo: 5,188 shares
     • All current executive officers and supervisory directors in the aggregate: 1,607,282 shares

(10)
Includes 11,900 shares held by a limited company of which Mr. Arends is a managing director. Mr. Arends disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)	Includes 32,029 shares held by a trust of which Mr. Gavin and his wife are trustees.

(12)	Includes 57,324 shares held by a grantor annuity trust of which Mr. Riley is the trustee.

(13)
Includes 2,358,903 shares held by The Spruce House Partnership LP. The general partner of The Spruce House Partnership LP is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LP except to the extent of his pecuniary interest therein.

(14)
Includes 1,800 shares held by a family limited liability company of which Mr. Thomas is a manager. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(15)
Includes 2,174 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisory Board members, executive officers, and the holders of more than 10% of our ordinary shares, referred to as reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our ordinary shares and other equity securities. SEC regulations also require these reporting persons to furnish us with copies of all such reports that they file.

Based on written representations from the reporting persons and our review of the reports they filed, we believe that all of our executive officers and Supervisory Board members complied with all Section 16(a) filing requirements during our fiscal year ended June 30, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 17 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first two pages of this proxy statement. Our Management Board and Supervisory Board are not aware of any other business to be transacted at the annual meeting.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on October 16, 2018, which is the record date for the annual meeting. Shareholders of record at the close of business on October 16, 2018 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is [_______________]. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. For your vote to be counted at the meeting, our transfer agent, Computershare Trust Company, Inc., must receive your proxy no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting.

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Management Board and Supervisory Board. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

If you are a record holder and attend the annual meeting in person, then you may also vote in person. If you hold your shares in street name and wish to attend the meeting or vote in person, then you must follow the instructions below under “How do I attend the meeting and vote in person?”

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•
signing another proxy card with a later date and delivering the new proxy card to our Senior Securities Counsel at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting;

•	delivering to our Senior Securities Counsel written notice no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Amsterdam, the Netherlands in person, please send our Senior Securities Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than November 8, 2018. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must provide the written notice referenced above and also bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under our articles of association, holders of at least one third of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement:

•	Proposals 1, 8 through 12, and 14 through 17: These proposals require the approval of a majority of votes cast at a meeting at which a quorum is present.

•
Proposals 2 through 6 (appointments of members of our Board of Directors):  In accordance with our articles of association, our Supervisory Board adopted unanimous resolutions to make binding nominations of the candidates for appointment to the Board of Directors. Our shareholders may set aside any of these binding nominations only by a vote of at least two thirds of the votes cast at a meeting representing more than half of our share capital.

•
Proposal 7 (advisory “say on pay”):  This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•
Proposal 13 (authority to exclude or restrict pre-emptive rights): This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present, unless less than half of our issued capital is present or represented at the meeting, in which case this proposal requires a vote of at least two thirds of the votes cast.

For all proposals, Dutch law and our articles of association provide that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How do the Management Board and Supervisory Board recommend that I vote on the proposals?

The Management Board and Supervisory Board recommend that you vote FOR all of the proposals listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement.

Do the executive officers or members of the Supervisory Board have any substantial interests in these proposals?

No, our executive officers and Supervisory Board members do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares, their own appointment to the Board of Directors, or in the case of the departing Supervisory Board members, the severance payment in the form of ordinary shares that they will receive if Proposal 16 is approved.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Management Board and Supervisory Board do not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a board position, for the 2019 annual general meeting?

Because we are a Dutch limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and timeframes apply if you wish to submit a candidate to be considered for election to our board at our 2019 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2019 annual general meeting.

Under our articles of association, if you are interested in submitting a proposal, you must fulfill the requirements set forth in our articles of association, including satisfying both of the following criteria:

•	We must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than 60 days before the 2019 annual general meeting, and

•	The number of ordinary shares you hold must equal at least 3% of our issued share capital.

Under our articles of association, shareholders do not have the right to nominate or appoint their own candidates for positions on our board directly, but if you submit information about a potential candidate for the board to our Nominating and Corporate Governance Committee, as described in the section of this proxy statement entitled

“Board Nomination Process,” then our Nominating and Corporate Governance Committee will consider whether they are appropriate for nomination to our board.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2019 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above: For your proposal to be eligible for inclusion in our proxy statement for the 2019 annual general meeting, we must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than [__________], 2019.

Any proposals, nominations or notices under our articles of association or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

With a copy to:
Senior Securities Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $10,500 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our Supervisory Board members, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Supervisory Board members, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing ir@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

APPENDIX A

Amended and Restated Articles of Association of Cimpress N.V.

We have marked the articles of association to show the proposed changes described in Proposal 1.

(unofficial translation from Dutch to English)
having its seat in Venlo, as these read after the execution of the deed of amendment of the articles of association executed on [_____] 2018 before M.A.J. Cremers, civil-law notary in Amsterdam.
The company is registered in the Dutch trade register under number 14117527.
Definitions
Article 1.
The following definitions shall apply in these articles of association:

a.	Board of Directors: the board of directors of the company;

b.	Director: a member of the Board of Directors;

c.	dependent company: has the meaning as referred to in article 2:152 Dutch Civil Code;

d.	~~a.~~general meeting: the body consisting of the shareholders entitled to vote and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings;

~~b.~~	~~subsidiary: has the meaning as referred to in article 2:24a Dutch Civil Code;~~

e.	~~c.~~group: has the meaning as referred to in article 2:24b Dutch Civil Code;

f.	~~d.~~group company: a legal entity or company with which the company is affiliated in a group;

~~e.~~	~~dependent company: has the meaning as referred to in article 2:152 Dutch Civil Code;~~

g.	~~f.~~persons with voting rights: holders of shares with voting rights as well as holders of a right of usufruct on shares with the right to vote and holders of a right of pledge with a right to vote;

h.	~~g.~~persons with meeting rights: persons with voting rights as well as shareholders who do not have the right to vote;

~~h.~~	~~Management Board: management board of the company;~~

~~i.~~	~~Supervisory Board: supervisory board of the company;~~

i.	Lead Non-Executive Director: means the chairman (voorzitter) of the Board of Directors as referred to in article 2:129a Dutch Civil Code;

j.	subsidiary: has the meaning as referred to in article 2:24a Dutch Civil Code;

k.
~~j.~~written/in writing: with respect to the provision of these articles of association the requirement of being in writing shall also be complied with if the notification, announcement, statement, acknowledgement, decision-making, power of attorney, vote or request, have been laid down electronically.

Name and seat
Article 2.

1.	The name of the company is: Cimpress N.V.

2.	The company has its seat in Venlo.

3.	The company may have branch offices and branch establishments in other jurisdictions.

Objects
Article 3.
The objects of the company are:

•
to participate in, to finance, to collaborate with, to conduct the management of companies and other enterprises and provide advice and other services, including in relation to the conduct of online commerce;

•	to acquire, use and/or assign industrial and intellectual property rights and real property;

•	to invest funds;

•
the borrowing, lending and raising funds, including the issuance of bonds, promissory notes or other securities or evidence of indebtedness as well as entering into agreements in connection with these activities;

•
to provide security for the obligations of legal persons or of other companies with which the company is affiliated in a group or for the obligations of third parties, including by means of issuing guarantees and pledging collateral;

•	to undertake all that which is connected to the foregoing or in furtherance thereof, all in the broadest sense of the words.
Capital and shares
Article 4.

1.
The company's authorized capital amounts to two million (2,000,000) and is divided into one hundred million (100,000,000) ordinary shares and one hundred million (100,000,000) preferred shares, each share with a nominal value of one eurocent (EUR 0.01).

2.
Wherever the term 'shares' or 'shareholders' is used in the present articles of association this shall be construed to mean the classes of shares mentioned in paragraph 1 or the respective holders of those classes of shares, unless the contrary has been stated explicitly or appears from the context.

3.	All shares shall be registered shares.
The shares shall be numbered in such a manner that they can be distinguished from each other at any time.

4.	The company cannot cooperate with the issue of depositary receipts issued for shares in its own capital.
The issue of shares
Article 5.

1.
Shares shall be issued pursuant to a resolution of the general meeting, or pursuant to ~~such~~ a resolution of the ~~Management~~ Board of Directors if designated thereto by the general meeting for a period not exceeding five years.

At the designation, the number and class of shares that may be issued by the ~~Management~~ Board of Directors should be determined.
The designation may be prolonged each time for a period not exceeding five years. Unless it has been determined differently at the designation, it cannot be revoked.
The resolution to issue shares contains the price and further terms of issue.

2.
The resolution of the general meeting to issue shares and the resolution to designate the ~~Management~~ Board of Directors can only be adopted pursuant to a proposal thereto by the ~~Management Board which proposal has been approved by the Supervisory Board~~Board of Directors.

~~If the Management Board has been designated as authorized to resolve on the issue of shares, the resolution of the Management Board to issue shares is subject to the prior approval of the Supervisory Board.~~

3.
Within eight days after a resolution of the general meeting to issue shares or to designate the ~~Management~~ Board of Directors to issue shares, as referred to above, the ~~Management~~ Board of Directors shall deposit a complete text thereof at the Trade Register.

Within eight days after the end of each quarter of the year, the ~~Management~~ Board of Directors shall submit a statement of each issue of shares in that quarter of the year to the Trade Register, stating the class and number.

4.	If preferred shares are issued , a general meeting will be convened to be held not later than twenty-four months after the day on which for the first time preferred shares were issued.
At that general meeting purchase or ~~withdrawal~~ cancellation of the preferred shares will be considered.
If the general meeting will not resolve to purchase or to ~~withdraw~~ cancel the preferred shares, each twelve months after the latter general meeting, a general meeting will be convened and held at which meetings the purchase or ~~withdrawal~~ cancellation of the preferred shares will be considered, such until no preferred shares ~~will be~~ are outstanding.
The provisions above in this paragraph 4 will not apply to preferred shares issued pursuant to a resolution of the general meeting.

5.
The previous provisions of this article shall apply mutatis mutandis to granting rights to acquire shares, but do not apply to the issue of shares to a party exercising a previously obtained right to acquire shares.

6.	Issue of shares shall never be below par, without prejudice to the provisions of article 2:80 paragraph 2 Dutch Civil Code.

7.
Ordinary shares shall be issued against payment of at least the nominal value; preferred shares may be issued against partial payment, provided that at least one fourth of the nominal value must be paid upon the issuance.

8.	Payment on shares must be made in cash to the extent that no other contribution has been agreed, subject to the provisions of article 2:80b Dutch Civil Code.
Payment in foreign currency may only be made with the permission of the company and also subject to the provisions of article 2:80a paragraph 3 Dutch Civil Code.

9.	The ~~Management~~ Board of Directors may at any desired time determine the day on which further payments on non-fully paid-up preferred shares must be made, and in what amount.
The ~~Management~~ Board of Directors shall give the holders of the preferred shares immediate notice of such resolution; there must be at least thirty days between that notification and the day on which the payment must have occurred.

10.	The ~~Management~~ Board of Directors is authorized, without any prior approval of the general meeting, to perform legal acts within the meaning of article 2:94 paragraph 1 Dutch Civil Code.
Pre-emptive rights
Article 6.

1.
Without prejudice to the applicable legal provisions, upon the issue of ordinary shares, each holder of ordinary shares has a pre-emptive right in proportion to the aggregate amount of ordinary shares held by him.

2.	Upon the issue of preferred shares, every holder of preferred shares has a pre-emptive right in proportion to the aggregate amount of preferred shares held by him.

3.	Holders of preferred shares have no pre-emptive right to ordinary shares to be issued. Holders of ordinary shares have no pre-emptive right to preferred shares to be issued.

4.	A shareholder shall have no pre-emptive right in respect of shares:

•	issued for a non-cash contribution;

•	issued to employees of the company or of a group company; and

•	that are issued to a party exercising a previously obtained right to acquire shares.

5.
The ~~Management~~ Board of Directors shall announce an issue with pre-emptive rights and the time frame within which the pre-emptive rights may be exercised in the Government Gazette (Staatscourant), in the official price list, and in a national daily distributed newspaper and in such other manner as may be required to comply with applicable stock exchange regulations, if any, unless the announcement to all holders of shares is made in writing and sent to the address stated by them.

6.
The pre-emptive right may be exercised at least two weeks after the day of the announcement in the Government Gazette or, if the announcement is made in writing, at least two weeks after the day of the mailing of the announcement.

7.
The pre-emptive right may be restricted or excluded by resolution of the general meeting or by the ~~Management~~ Board of Directors if designated thereto by the general meeting, for a period not exceeding five years, and if the Board of Directors is also authorized to issue shares during that period.

Unless it has been determined otherwise at the designation, the right of the ~~Management~~ Board of Directors to restrict or to exclude the pre-emptive right cannot be revoked.
The designation may be renewed at any general meeting for a period not exceeding five years.
Unless the ~~Management~~ Board of Directors is designated to restrict or to exclude the pre-emptive right, a resolution to restrict or exclude the pre-emptive right will be ~~passed~~ adopted on proposal of the ~~Management~~ Board of Directors.
~~A resolution by the general meeting or by the Management Board to restrict or exclude the pre-emptive right is subject to the prior approval of the Supervisory Board.~~
In the proposal in respect thereof, the reasons for the proposal shall be explained in writing.

8.
A resolution of the general meeting to restrict or exclude the pre-emptive right or to designate the ~~Management~~ Board of Directors as competent body as referred to in paragraph 7 requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the meeting.

Within eight days after said resolution, the ~~Management~~ Board of Directors shall deposit a complete text thereof at the Trade Register.

9.
In granting rights to acquire ordinary or preferred shares, the holders of ordinary shares or preferred shares, respectively, have a pre-emptive right; the above provisions of this article shall apply.

Own shares, right of pledge on own shares
Article 7.

1.	The company cannot subscribe for shares in its own capital.

2.	Any acquisition by the company of shares in its own capital that are not fully paid-up shall be null and void.

3.	In accordance with the provisions of article 2:98 Dutch Civil Code, the company may acquire fully paid-up shares in its own capital if:

a.	the shareholders' equity less the acquisition price is not less than the sum of the paid in and called up part of its capital and the reserves that it is required to maintain by law;

b.	the nominal value of the shares to be acquired in its capital, which the company itself holds or holds in pledge, or which are held by a subsidiary is not more than half of the issued capital; and

c.	the acquisition is authorized by the general meeting.
The authorization shall be valid for a maximum of eighteen months.
The general meeting shall determine in the authorization the number and class of shares that may be acquired, how they may be acquired and the price range.
The authorization is not required for the acquisition of shares on a stock market in order to transfer them to employees of the company or of a group company pursuant to a scheme applicable to such employees.

4.
For the purposes of subparagraph a of paragraph 3, the amount of the shareholders' equity according to the last adopted balance sheet shall be reduced by the acquisition price of shares in the capital of the company, the amount of loans as described in article 2:98c paragraph 2 Dutch Civil Code and distributions to others from profits or reserves which may have become due by the company and its subsidiaries after the balance sheet date. If more than six months have elapsed since the commencement of the financial year, and no annual accounts have been adopted, then an acquisition in accordance with paragraph 3 above shall not be permitted.

5.	The company may only take its own shares in pledge in accordance with the applicable statutory provisions.

6.	The company is not entitled to any distributions from shares in its own capital.
In the calculation of the distribution of profits, the shares referred to in the previous sentence are not counted unless there is a right of usufruct or right of pledge on such shares, and if the pledgee is entitled to the distributions on the shares for the benefit of a party other than the company.

7.	At the general meeting no vote may be cast for shares held by the company or a subsidiary.
Usufructuaries or pledgees of shares that belong to the company or a subsidiary are, however, not excluded from exercising their right to vote if the right of usufruct or right of pledge was created before the share belonged to the company or a subsidiary.
The company or a subsidiary cannot cast a vote for a share on which it has a right of usufruct.
In determining the extent to which the shareholders vote, are present or represented, or the extent to which the share capital is provided or represented, the shares on which, by law, no vote may be cast shall not be taken into account.

~~8.~~	~~A subsidiary may not subscribe shares in the capital of the company for its own account or have such shares issued to it.~~

8.	~~9.~~The preceding paragraphs shall not apply to shares which the company acquires

•	for no consideration; or

•	by universal succession of title (verkrijging onder algemene titel).

9.	~~10.~~The term 'shares' as used in this article shall include depositary receipts issued for shares.
Article 8.

1.
The company may not provide collateral, guarantee the price, otherwise guarantee or bind itself jointly or severally with or for third parties, for the purpose of the subscription or acquisition by third parties of shares in its capital.

This prohibition shall also extend to any subsidiaries.

2.
The company and its subsidiaries may not provide loans for the purpose of the subscription or acquisition by third parties of shares in the capital of the company, unless the ~~Management~~ Board of Directors resolves to do so and the requirements described in article ~~2:98~~ 2:98c Dutch Civil Code are met.

3.	Paragraphs 1 and 2 shall not apply if shares or depositary receipts of shares are subscribed or acquired by or for employees of the company or a group company.
Reduction of capital
Article 9.

1.
The general meeting may decide to reduce the issued capital upon proposal by the ~~Management Board, which has been approved by the Supervisory Board~~ Board of Directors and subject to the provisions of article 2:99 Dutch Civil Code, by cancellation of shares or by reducing the amount of the shares by amendment of these articles of association.

This resolution must designate the shares to which the resolution pertains and must provide for the implementation of the resolution.
A resolution for cancellation of shares may only relate to:

•	shares held by the company itself or of which it holds the depositary receipts;

•
preferred shares with repayment of the nominal amount paid on the preferred shares, increased by (i) any deficit in the payment of dividend as referred to in article ~~21~~ 22 paragraph 2 and (ii) an amount equal to the percentage referred to in article ~~21~~ 22 paragraph 2 on the compulsory amount paid on the preferred shares, calculated over the period starting on the first day of the last full financial year prior to the cancellation and ending on the day of the payment on preferred shares as referred to in this article, with due observance of the fact that any and all dividends and/or other distributions paid on the preferred shares relating to such period shall be deducted from the payment as referred to in this subparagraph.

2.	Partial repayment on shares or discharge of the obligation to pay, as referred to in article 2:99 Dutch Civil Code, may also be effected exclusively with respect to a separate class of shares.
A partial repayment or discharge must be effected in proportion to all shares involved. From this requirement may be deviated from with the consent of all shareholders concerned.

3.	For a resolution to reduce the capital, a majority of at least two-thirds of the votes cast shall be required if less than half of the issued capital is represented at the meeting.
A resolution to reduce capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced.
The above referred to approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced requires a majority of at least two-thirds of the votes cast if less than half of the issued capital of the relevant class of shareholders is represented at such meeting.
The convocation for a meeting at which a resolution referred to in this article will be passed shall state the purpose of the capital reduction and how it is to be implemented; article ~~27~~ 28 paragraph 2 shall apply accordingly.
Register of shareholders
Article 10.

1.
The ~~Management~~ Board of Directors shall keep a register in which the names and addresses of all holders of shares are recorded, indicating the date on which they acquired the shares, the date of the acknowledgement or service as well as the amount paid-up on each share. If also an electronic address is disclosed by a shareholder for the purpose of entry into the register, such disclosure is deemed to entail the consent to receive all notifications and announcements for a meeting via electronic means.

2.	The ~~Management~~ Board of Directors shall be authorized to keep a part of the register outside the Netherlands.
The ~~Management~~ Board of Directors may authorize an agent to keep the register for the purposes as meant in this article.

3.	The ~~Management~~ Board of Directors shall determine the form and contents of the register with due observance of the provisions of paragraphs 1 and 2 hereof.

4.
Upon request the ~~Management~~ Board of Directors shall provide shareholders and those who have a right of usufruct or pledge in respect of such shares free of charge with an extract from the register in respect of their rights to a share.

5.
The ~~Management~~ Board of Directors shall be authorized to provide the authorities with information and data contained in the register of shareholders or have the same inspected to the extent that this is requested to comply with applicable foreign legislation or rules of the stock exchange where the company's shares are listed.

Transfer of shares, usufruct, pledge
Article 11.

1.
A transfer of a share or a right in rem (beperkt recht) thereto requires a deed of transfer and, except in the event the company itself is party to that legal act, acknowledgement in writing by the company of the transfer.

The acknowledgement shall be given in the deed, or by a dated statement embodying such acknowledgement on the deed or on a copy or extract thereof duly authenticated by a civil-law notary or by the transferor.
Service of the deed of transfer, copy or extract on the company shall be deemed to be equal to acknowledgement.

2.	The provisions of paragraph 1 shall apply mutatis mutandis to the creation or release of a right of usufruct and a right of pledge.
A pledge may also be established on a share without acknowledgement by or service on the company.

In such cases, article 3:239 Dutch Civil Code shall be equally applicable, whereby the notification by a shareholder as referred to in paragraph 3 of that article, shall be replaced by acknowledgement by or service on the company.
Restriction on the transfer of preferred shares
Article 12.

1.	Each transfer of preferred shares requires the approval of the ~~Management Board, which resolution of the Management Board requires the prior approval of the Supervisory Board~~Board of Directors.
The transfer must be effected within three months after the referred approval has been granted.

2.
The approval of the ~~Management~~ Board of Directors shall be applied for by means of a letter directed to the company, setting out the number of preferred shares for which a decision is sought and the name of the person to whom the applicant wishes to make the transfer.

3.	Approval of the ~~Management~~ Board of Directors shall be deemed to have been granted, if no decision on the application for approval has been made within one month.
Approval of the ~~Management~~ Board of Directors shall also be deemed to have been granted, if the ~~Management~~ Board of Directors fails to inform the applicant of one or more interested parties which are willing and able to purchase all shares to which the application pertains at the same time as denying the requested approval.

4.	The price to be paid for the shares with respect to which a request has been made shall be determined by mutual agreement of the applicant and the ~~Management~~ Board of Directors.
If they fail to reach agreement, the price shall be established by the registered accountant or a firm of registered accountants as referred to in article ~~20~~ 21 paragraph 3.

5.	The applicant is authorized to withdraw within one month after being definitively informed of the price.

6.	The company may only be designated as an interested party with the applicant's approval.

7.
If, within one month after being informed of the definite price, the applicant has not withdrawn the request to transfer, the preferred shares, to which the application pertained, must be transferred to the interested party (parties) against payment within one month after the aforementioned period elapses.

If the seller remains in default as to transferring the preferred shares within this period, the company shall be irrevocably authorized to proceed to deliver the preferred shares, subject to the obligation of paying the purchase price to the seller.

8.
If a legal person, which holds preferred shares, is dissolved, if a holder of preferred shares is declared bankrupt or has been granted suspension of payments and in the event of a transfer of preferred shares under universal title, the holder of preferred shares, or its successors in title is/are obliged to transfer the preferred shares to one or more persons designated by the ~~Management~~ Board of Directors in accordance with the provisions of this article.

If the ~~Management~~ Board of Directors remains in default as to designating one or more persons, who are willing and able to purchase all preferred shares the holder, respectively, his successor(s) in title is/are allowed to keep these shares.
In the event of non-compliance with this obligation within three months after the obligation has arisen, the company shall be irrevocably authorized to effect the transfer, provided that it involves all shares, on behalf of the holder of the preferred shares in default, or its successor(s) in title, in accordance with the provisions of this article.
~~Management~~ Board of Directors
Article 13.

1.
The company shall have a ~~Management~~ Board of Directors consisting of ~~one or more members.~~ at least one executive director and at least two non-executive directors. Only individuals (natuurlijke personen) may be appointed as member of the Board of Directors.

The Board of Directors shall determine the number of executive directors and the number of non-executive directors consistent with this article 13 paragraph 1.

In the event of a vacancy on the Board of Directors, the Board of Directors shall continue to be validly constituted by the remaining Directors.

2.
Executive directors and non-executive directors shall be appointed by the general meeting from a binding nomination to be drawn up by the Board of Directors in accordance with article 2:133 of the Dutch Civil Code, which nomination shall specify whether the Director is nominated as executive director or non-executive director.

The resolution of the general meeting shall specify whether a member of the Board of Directors is appointed as executive director or as non-executive director.

3.
If the appointment of a Director occurs pursuant to and in accordance with a binding nomination prepared by the Board of Directors, and the list of candidates contains one candidate for each vacancy to be filled, the proposed candidate shall be appointed in accordance with article 2:133 paragraph 3 of the Dutch Civil Code, unless the binding nature of the nomination was overruled by the general meeting in accordance with article 13 paragraph 5.

If the binding nature of the nomination is overruled, the Board of Directors shall draw up a new binding nomination to be voted upon at the next general meeting.
~~The number of members of the Management Board shall be determined by the Supervisory Board.~~

~~2.~~	~~Each member of the Management Board shall be appointed for a maximum period of four years.~~
~~Except if such member of the Management Board has resigned at an earlier date, his term of office shall lapse on the day of the general meeting, to be held in the fourth year after the year of his appointment.~~
~~A member of the Management Board may be re-appointed with due observance of the preceding sentence.~~

~~3.~~	~~The Management Board shall appoint from its members a Chief Executive Officer and a Chief Financial Officer.~~

~~4.~~	~~Members of the Management Board shall be appointed by the general meeting from a binding nomination to be drawn up by the Supervisory Board in accordance with article 2:133 Dutch Civil Code.~~
~~With due observance of the provisions in paragraph 1, the number of members of the Management Board shall be determined by the Supervisory Board.~~

~~5.~~	~~The Management Board shall invite the Supervisory Board to make a binding nomination.~~

4.
~~If the Supervisory Board fails to make use of its right to submit~~ In the event the Board of Directors exercises its right to prepare a binding nomination, the general meeting ~~shall be free in its choice. In such case, the~~ may overrule the binding nature of such nomination by a resolution ~~for the appointment of a member of the Management Board by~~ of the general meeting ~~shall require~~ adopted with a majority of ~~at least two-~~two thirds of the votes cast , representing more than half of the ~~company's issued capital.~~issued share capital. No second meeting as referred to in article 2:120 paragraph 3 of the Dutch Civil Code can be convened.

~~6.~~
~~Notwithstanding the foregoing, the general meeting may at all times, by a resolution passed with a two-third majority of the votes cast, representing more than one-half of the issued capital, resolve that such a nomination shall not be binding.~~

~~In such case, a new meeting is called at which the resolution for the appointment of a member of the Management Board shall require a majority of at least two-thirds of the votes cast representing more than half of the company's issued capital.~~

5.
~~7.~~At a general meeting, votes in respect of the appointment of a ~~member of the Management Board,~~ Director can only be cast for candidates named in the agenda of the meeting or explanatory notes thereto.

6.
~~Members of the Management Board~~ If the Board of Directors fails to make use of its right to submit a binding nomination for a Director or fails to do so in due time, the general meeting shall be unrestricted in its nomination and appointment of such Director.

7.
In each case in which the general meeting is unrestricted in its nomination and appointment of a Director, the resolution for the appointment of a Director by the general meeting shall require a majority of two thirds of the votes cast, representing more than half of the issued share capital. No second meeting as referred to in article 2:120 paragraph 3 of the Dutch Civil Code can be convened.

8.
Each Director shall be appointed for a maximum term of four years, provided, however, that unless such Director resigns or is suspended or dismissed at an earlier date, his term of office shall lapse immediately after the general meeting held four years after his last appointment.

A Director may be re-appointed with due observance of the preceding sentence.
The Board of Directors may establish a rotation schedule.

9.
~~8.~~Directors may be suspended or dismissed by the general meeting at any time. A resolution of the general meeting to suspend or dismiss a ~~member of the Management Board~~ Director pursuant to and in accordance with a proposal by the ~~Supervisory~~ Board of Directors shall be passed with an absolute majority of the votes cast.

A resolution of the general meeting to suspend or dismiss a ~~member of the Management Board~~ Director other than pursuant to and in accordance with a proposal by the ~~Supervisory~~ Board of Directors shall require a ~~two-third~~ majority of two thirds of the votes cast , representing more than half of the ~~company's~~ issued share capital.
With respect to the resolution of the general meeting referred to in the previous sentence, ~~the provision included~~ no second meeting as referred to in article 2:120 paragraph 3 of the Dutch Civil Code ~~is not applicable.~~can be convened.

10.
An executive director may also be suspended by the Board of Directors at any time. A suspension by the Board of Directors may at any time be discontinued by the general meeting and automatically lapses if the general meeting does not resolve to dismiss such Director within three months from the date of such suspension.

~~9.~~	~~Members of the Management Board may be suspended by the Supervisory Board at any time.~~

~~10.~~	~~A suspension may last no longer than three months in total.~~
Remuneration Board of Directors
Article 14.

1.	~~11.~~The company ~~has~~ shall have a policy governing the remuneration of the ~~Management~~ Board of Directors.
The remuneration policy will be adopted by the general meeting pursuant to and in accordance with a proposal thereto by the Board of Directors.

2.
The remuneration of each ~~member of the Board of Management~~ individual executive director and non-executive director will be determined by the ~~Supervisory~~ Board of Directors with due observance of the remuneration policy referred to in article 14 paragraph 1.

An executive director may not participate in the deliberation and the decision-making process of the Board of Directors if it concerns the remuneration of an executive director.
Lead Non-Executive Director, Chief Executive Officer and Secretary
Article 15.

1.	The Board of Directors may appoint a Director as chief executive officer for such period as the Board of Directors may decide. In addition, the Board of Directors may grant other titles to a Director.

2.
The Board of Directors shall appoint a non-executive director chairman (voorzitter) of the Board of Directors as referred to in article 2:129a Dutch Civil Code who will hold the title of Lead Non-Executive Director for such a period as the Board of Directors may decide.

3.	The Board of Directors may appoint a secretary who does not need to be a member of the Board of Directors. The secretary may be removed from office at any time by the Board of Directors.

Board of Directors; Duties and Decision-Making Process
Article 16.

1.
With due observance of the limitations set ~~out by~~ forth in these articles of association~~, the Management~~ and subject to the allocation of duties referred to in article 16 paragraph 4, the Board ~~is charged~~ of Directors is vested with the management of the company.

~~2.~~
~~The Management Board shall draw up a set of regulations, including provisions in respect of, among other things, the manner of convocation of its meetings, the supplying of information to the Supervisory Board, and concerning a conflict of interest between the company and a member of the Management Board.~~

~~The resolution of the Management Board to establish such rules is subject to the approval of the Supervisory Board.~~

~~3.~~	~~The Management Board may adopt an internal allocation of duties for each member of the Management Board individually.~~
~~The internal allocation of duties can be implemented in the rules as referred to in the previous paragraph.~~
~~The resolution of the Management Board to establish such allocation of duties is subject to the approval of the Supervisory Board.~~

2.
Without prejudice to its own responsibility, the ~~Management~~ Board of Directors is authorized to appoint persons with ~~such~~ authority to represent the company and, by granting of a power of attorney, conferring such titles and powers as shall be determined by the ~~Management~~ Board of Directors.

3.
The Board of Directors may adopt, in writing, an internal allocation of duties for each Director individually, provided that the duty to supervise the performance of the executive directors cannot be taken away from the non-executive directors, and preparing nominations for the appointment of Directors and the determination of the remuneration of executive directors cannot be allocated to an executive director.

~~4.~~The internal allocation of duties can be implemented in the rules referred to in article 16 paragraph 4.

4.
~~With due observance of the~~ In addition to the relevant provisions of these articles of association, the ~~Management Board resolutions relating to any of the following matters shall be subject to the approval of the Supervisory Board:~~Board of Directors may adopt internal rules regulating its decision-making process and working methods, including rules in the event of conflicts of interest.

The internal rules can furthermore provide that one or more members of the Board of Directors shall be duly authorized to resolve on matters which belong to their respective range of duties.

5.	The Board of Directors shall adopt resolutions by an absolute majority of the total number of votes cast by the Directors, unless the second sentence of article 16 paragraph 4 applies.

6.	Blank votes shall be considered null and void.

7.	At meetings of the Board of Directors, each Director shall be entitled to cast one vote.

8.
A Director may not participate in the deliberation and the decision-making process of the Board of Directors if it concerns a subject in which such Director has a direct or indirect personal interest which conflicts with the interest of the company and its business enterprise.

In such event, the other Directors shall be authorized to adopt the relevant resolution. If all Directors have a conflict of interest as indicated above, the resolution may nonetheless be adopted by the Board of Directors.

~~a.~~
~~issue and acquisition of shares of the company and debt instruments issued by the company or of debt instruments issued by a limited partnership or general partnership of which the company is a fully liable partner;~~

~~b.~~	~~application or the withdrawal for quotation of the securities referred to under a. in the listing of any stock exchange;~~

~~c.~~
~~participation for a value of at least one fourth of the amount of the issued capital with the reserves according to the most recently adopted balance sheet with explanatory notes of the company by the company or by a~~

~~dependent company in the capital of another company, as well as to a significant increase or reduction of such a participation;~~

~~d.~~	~~investments involving an amount equal to at least the sum of one-quarter of the company's issued capital plus the reserves of the company as shown in its balance sheet and explanatory notes;~~

~~e.~~	~~a proposal to amend the articles of association;~~

~~f.~~	~~a proposal to dissolve (ontbinden) the company;~~

~~g.~~	~~a proposal to conclude a legal merger (juridische fusie) or a demerger (splitsing);~~

~~h.~~	~~application for bankruptcy and for suspension of payments (surseance van betaling);~~

~~i.~~	~~a proposal to reduce the issued share capital.~~

~~j.~~	~~undertaking any such legal acts as shall be determined and clearly defined by the Supervisory Board and notified to the Management Board in writing.~~

9.
~~5.Without prejudice to the provisions above, decisions of the Management Board involving a major~~ Decisions of the Board of Directors involving a substantial (belangrijke) change in the company’s identity or character are subject to the approval of the general meeting ~~and the Supervisory Board~~, including decisions involving:

a.	the transfer of the enterprise or practically the whole enterprise to third parties;

b.
to enter or to terminate longstanding joint ventures of the company or a subsidiary with another legal entity or company or as fully liable partner in a limited partnership or a general partnership if this joint venture or termination of such a joint venture is of a major significance to the company;

c.
to acquire or dispose of a participation in the capital of a company worth at least one third of the amount of the assets according to the balance sheet with explanatory notes thereto, or if the company prepares a consolidated balance sheet according to such consolidated balance sheet with explanatory notes according to the last adopted annual account of the company, by the company or a subsidiary.

10.
~~6.~~Failure to obtain the approval ~~defined in paragraphs 4 and 5 of this~~ as referred to in article 16 paragraph 9 shall not affect the authority of the ~~Management~~ Board of Directors or the ~~members of the Management Board~~ Directors to represent the company ~~.~~in connection with such transaction.

Committees
Article 17.

1.	The Board of Directors may establish such committees as it may deem necessary, which committees may consist of one or more Directors or of other persons.

2.	The Board of Directors shall determine the duties and powers of the committees referred to in article 17 paragraph 1.
Board of Directors; absence of directors
Article 18.

1.	In the event that one or more Directors are absent or not able to act, the powers of the Board of Directors shall continue unaffected.
~~In the event that one or more members of the Management Board are absent or prevented from acting, the remaining members of the Management Board or the sole remaining member of the Management Board shall be entrusted with the management of the company.~~

2.
~~In the event that all the members of the Management Board or the sole member of the Management Board is absent or prevented from acting~~In the event of the absence or inability to act of all executive directors, the non-executive directors shall be authorized to temporarily entrust the task and duties of the executive directors to other persons. In the event of the absence or inability to act of all non-executive directors or all of the Directors, a person to be appointed for that purpose by the ~~Supervisory Board~~general meeting, whether or not from among its members, shall be temporarily entrusted with the management of the ~~company~~Company.

Representation
Article 19.~~Article 16.~~

1.	The company shall be represented by the ~~Management~~ Board of Directors.

2.	In addition, the authority to represent the company is vested in each ~~member of the Management Board acting solely~~executive director.

~~2.~~
~~In all events of the company having a conflict of interest with one or more members of the Management Board within the meaning of article 2:146 Dutch Civil Code, the company shall continue to be represented in the manner described in the second sentence of paragraph 1 above without prejudice to mandatory provisions of Book 2 Dutch Civil Code.~~

~~In all events in which the company has a conflict of interest with a member of the Management Board in his private capacity, the board resolution regarding that relevant legal act requires the approval of the Supervisory Board.~~
~~Failure to obtain the approval defined in the previous sentence shall not affect the Management Board or the members of the Management Board's authority to represent the company.~~

~~3.~~	~~A member of the Management Board shall not take part in decision making on a subject or transaction in relation to which he has a conflict of interest with the company.~~
~~Supervisory Board~~

~~1.~~	~~The company shall have a Supervisory Board consisting of three or more natural persons.~~
~~If there are less than three Supervisory Board members, the Board shall proceed without delay to supplement the number of its members.~~

~~2.~~	~~With due observance of the provisions in paragraph 1, the number of members of the Supervisory Board shall be determined by the Supervisory Board.~~
~~The Supervisory Board shall prepare a profile of its size and composition, taking account of the nature of the business, its activities and the desired expertise and background of the members of the Supervisory Board.~~

~~3.~~	~~Each member of the Supervisory Board shall be appointed by the general meeting, for a maximum of four years.~~
~~Except if such member of the Supervisory Board has resigned at an earlier date, his term of office shall lapse on the day, of the first annual meeting, to be held when four years after his last appointment have lapsed.~~
~~The members of the Supervisory Board shall retire periodically in accordance with a rotation schedule.~~

~~4.~~	~~The provisions of paragraphs 4, 5, 6, 7 and 8 of article 13 will apply similarly to the appointment, suspension and dismissal of members of the Supervisory Board.~~

~~5.~~	~~A suspension of members of the Supervisory Board may last no longer than three months in total, even after having been extended one or more times.~~

~~6.~~
~~The duties of the Supervisory Board shall be the supervision of the conduct of management by the company's Management Board and of the general course of affairs of the company and of any affiliated enterprise.~~

~~The Supervisory Board shall assist the Management Board by rendering advice.~~
~~In performing their duties, the members of the Supervisory Board shall be guided by the interests of the company and of any enterprise affiliated therewith.~~

~~7.~~
~~The division of duties within the Supervisory Board and its decision making process and working methods shall be laid down in a set of regulations, including among other things, a paragraph dealing with its relations with the Management Board and the general meeting.~~

~~8.~~	~~Each financial year the Supervisory Board shall make a report, which report shall be included in the annual report of the company.~~

~~9.~~	~~The Management Board shall provide the Supervisory Board with the information necessary for the performance of its duties, in a timely manner.~~

~~10.~~
~~The Management Board shall inform the Supervisory Board at least once each year in writing of the strategy generally, the general and financial risks and the management and control systems of the company.~~

~~11.~~	~~The general meeting shall determine the remuneration of each member of the Supervisory Board.~~
~~Article 18.~~

~~1.~~	~~The Supervisory Board shall appoint a chairman from among its members.~~
~~The Supervisory Board may be assisted by the company secretary.~~
~~The company secretary shall, either on the recommendation of the Supervisory Board or otherwise, be appointed and dismissed by the Management Board, after the approval of the Supervisory Board has been obtained.~~

~~2.~~	~~In the absence of the chairman in a meeting, the meeting shall appoint a chairman from among those present.~~

~~3.~~	~~The Supervisory Board shall appoint from among its members an audit committee, a remuneration committee and a nomination and corporate governance committee.~~

~~4.~~
~~The Supervisory Board shall hold meetings as often as one or more of its members shall desire, as often as the Management Board shall request, or as often as necessary in pursuance of the provisions of these articles of association.~~

Indemnification of members of the ~~Management~~ Board ~~and members of the Supervisory Board~~of Directors
Article 20.~~Article 19.~~

1.
The company shall indemnify any person who is a member of the ~~Management~~ Board ~~or the Supervisory Board~~ of Directors (each of them an 'indemnified person') and who was or is in his capacity as member of the ~~Management~~ Board ~~or the Supervisory Board~~ of Directors a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or any action, suit or proceeding in order to obtain information (other than an action, suit or proceeding instituted by or on behalf of the company), against any and all liabilities including all expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and other financial losses, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company.

The termination of any action, suit or proceeding by a judgment, order, settlement, conviction, or the failure to put up a defense or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interests of the company. The indemnified person is obliged to inform the company as soon as practically possible about any claim or any circumstance that could lead to a claim.

2.	No indemnification pursuant to paragraph 1 of this article shall be made in respect of any claim, issue or matter:

•
as to which such person shall have been adjudged in a final and non-appealable judgment by a Dutch judge to be liable for gross negligence or willful misconduct in the performance of his duty to the company, unless and only to the extent that the judge before whom such action or proceeding was brought or any other Dutch judge having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to a compensation which the judge before whom such action or proceeding was brought or such other judge having appropriate jurisdiction shall deem proper; or

•	insofar costs and losses have been insured under any insurance and the insurance company has reimbursed to him the costs and losses.

3.
Expenses (including attorneys' fees) incurred by an indemnified person in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of an indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized in this article.

4.
The indemnification provided for by this article shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the general meeting or of the members of the ~~Management~~ Board ~~or Supervisory Board~~ of Directors who are not an interested party in this matter or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a member of the ~~Management~~ Board ~~or the Supervisory Board~~of Directors, but was a member of the ~~Management~~ Board ~~or Supervisory Board~~ of Directors at any time after the execution of this deed of amendment and shall also inure to the benefit of the heirs, executors and administrators of the estate of such person.

5.
The company may purchase and maintain insurance on behalf of any indemnified person, whether or not the company would have the power to indemnify him against such liability under the provisions of this article.

6.
No amendment or repeal of this article shall adversely affect any right to protection of any person entitled to indemnification or advancement of expenses under this article prior to such amendment or repeal.

By the amendment or repeal of this article an amendment can be made in the protection of any persons that have been (re-)appointed as member of the ~~Management~~ Board ~~or Supervisory Board~~ of Directors after the amendment or repeal of this article.
Financial year, annual accounts, annual report
Article 21.~~Article 20.~~

1.	The company's financial year shall begin on the first day of July and end on the thirtieth day of June of the following year.

2.	The ~~Management~~ Board of Directors shall prepare the annual accounts within the period prescribed by law.
The annual accounts shall be signed by all members of the ~~Management~~ Board ~~and all members of the Supervisory Board~~of Directors.
If the signature of one or more of them is lacking, this fact and the reason therefore shall be indicated.
The ~~Management~~ Board of Directors shall also, within the period mentioned above, prepare an annual report.

3.
The general meeting shall instruct a registered accountant or a firm of registered accountants, as defined in article 2:393 paragraph 1 Dutch Civil Code, to audit the annual accounts and the annual report by the ~~Management~~ Board of Directors, to report thereon, and to issue an auditor's certificate with respect thereto.

4.	If the general meeting fails to issue such instructions, the ~~Supervisory~~ Board of Directors shall be authorized to do so~~, and if the latter fails to do so, the Management Board~~.

5.
The company shall ensure that, as of the day on which a general meeting at which they are to be considered, is called, the annual accounts, the annual report and the additional information to be provided pursuant to article 2:392 paragraph 1 Dutch Civil Code are available for examination by those entitled to attend meetings.

The company shall make copies of the documents referred to in the previous sentence available free of charge to those entitled to attend meetings.
If these documents are amended, this obligation shall also extend to the amended documents.

6.	The annual accounts shall be adopted by the general meeting.

7.
The annual accounts shall not be adopted if the general meeting is unable to take cognizance of the certificate as referred to in paragraph 3 of this article, unless, together with the remaining information as referred to in article 2:392 Dutch Civil Code, a legitimate ground is given why the certificate is lacking.

After the proposal to adopt the annual accounts has been dealt with, the proposal will be made to the general meeting to discharge the members of the ~~Management~~ Board of Directors in respect of their conduct of management and ~~the members of the Supervisory Board for~~ their supervision thereon during the relevant financial year insofar this appears from the annual accounts.

8.	The company shall be obliged to make its annual accounts publicly available at the Trade Register.

Allocations of profit
Article 22.~~Article 21.~~

1.
The company may make distributions to the shareholders and other persons entitled to the distributable profits only to the extent that the company's shareholders' equity exceeds the sum of the paid-in capital and the reserves which it is required by law to maintain.

2.	From the profits as they appear from the annual accounts:

•
first of all, on the preferred shares a dividend will be distributed to the amount of a percentage on the amount paid on those shares, which equals twelve months 'EURIBOR', as published by De Nederlandsche Bank N.V. - calculated according to the number of days the rate applied - during the financial year to which the distribution relates, increased by a premium to be determined by the ~~Management~~ Board ~~with the approval of the Supervisory Board~~ of Directors in line with market conditions per the date of the first issue of the preferred shares with a maximum of five hundred basis points.

If and to the extent that the profit is not sufficient to fully make a distribution meant afore in this paragraph, the deficit shall be paid from the reserves.
In case of cancellation with repayment of preferred shares, on the day of repayment a distribution shall be made on the cancelled preferred shares, which distribution shall be calculated to the extent possible in accordance with the provision referred to above and with regard to the current financial year to be calculated time wise over the period from the first day of the current financial year, or if the preferred shares have been issued after such day, as from the day of issue, until the day of repayment without prejudice to the provisions of article 2:105 paragraph 4 Dutch Civil Code.
In the event that in a financial year the profit or the distributable reserves (as the case may be) are not sufficient to make the distributions meant above in this article, the provisions above shall apply over the following financial years until the deficit has been cleared;

•
Secondly, the ~~Management~~ Board of Directors shall determine~~, subject to prior approval of the Supervisory Board,~~ which part of the profits remaining after application of the first bullet shall be reserved.

The part of the profits not reserved, shall be at the disposal of the general meeting.

3.
~~After the approval of the Supervisory Board, the Management Board~~ The Board of Directors may make interim distributions only to the extent that the requirements set forth in paragraph 1 above are satisfied as apparent from an (interim) financial statement drawn up in accordance with the law.

4.
~~After the approval of the Supervisory Board, the Management Board~~ The Board of Directors may decide that a distribution on shares is not made entirely or partly in cash, but rather in shares in the company.

5.
On proposal of the ~~Management Board which has been approved by the Supervisory Board,~~ Board of Directors the general meeting may decide to make payments to holders of shares from the distributable part of the shareholders' equity.

6.	Any claim a shareholder may have to a distribution shall lapse after five years, to be computed from the day on which such a distribution becomes payable.
General meetings
Article 23.~~Article 22.~~

1.	The annual general meeting shall be held every year within six months of the end of the financial year, in which shall, in any event, be considered:

•	the consideration of the annual report;

•	the adoption of the annual accounts;

•	any other matters put forward by the ~~Supervisory~~ Board ~~or Management Board~~ of Directors and announced pursuant to this article.

In the event the period preparing the annual accounts as set forth in article ~~20~~ 21 paragraph 2 of these articles of association is extended in conformity with applicable law, the matters indicated in the previous sentence will be dealt with in a general meeting to be held no later than one month after the extension.

2.	General meetings will be held in Amsterdam, Baarlo, Venlo, The Hague, Rotterdam, Haarlemmermeer (Schiphol) or ~~in~~ Deventer.

3.
General meetings shall be convened by the ~~Supervisory~~ Board ~~or the Management Board~~ of Directors in the manner and with reference to the applicable provisions of the legislation and applicable stock exchange regulations and with consideration of the applicable terms.

4.	The convocation states:

a.	the subjects to be discussed;

b.	the place and time of the general meeting;

c.	the procedure for participation in the general meeting and the exercise of voting rights in person or by proxy.

5.	Extraordinary general meetings shall be held as often as the ~~Management~~ Board ~~or the Supervisory Board~~ of Directors deems this necessary.

6.
An item proposed by one or more shareholders having the right thereto according to applicable law, will be included in the convocation or announced in the same manner, provided the company receives such substantiated request or a proposal for a resolution in writing no later than the sixtieth day prior to the day of the meeting.

Article 24.~~Article 23.~~

1.
The general meetings will be chaired by the ~~chairman of the Supervisory Board~~Lead Non-Executive Director, or, in his absence, by a ~~member of the Supervisory Board~~ non-executive director appointed by the ~~Supervisory Board; if the chairman of the Supervisory Board~~ Board of Directors; if the Lead Non-Executive Director is absent and no other ~~member~~ non-executive director of the ~~Supervisory~~ Board of Directors has been appointed in his place, an executive director of the Board of Directors may chair the meeting, and if no executive director of the Board Directors is present, the general meeting shall appoint the chairman.

2.	Minutes shall be kept of the items dealt with at the general meeting.
The minutes shall be adopted by the chairman and the company secretary and shall be signed by them in witness thereof.

3.	The chairman of the meeting as well as any member of the ~~Management~~ Board of Directors may at all times commission the drawing up of a notarial record of the meeting at the company's expense.

4.
The chairman shall decide on all disputes with regard to voting, admitting people and, in general the procedure at the meeting, insofar as this is not provided for by law or the articles of association.

Article 25.~~Article 24.~~

1.
Each shareholder, as well as each other person with voting rights and/or meeting rights, is entitled, in person or through an attorney authorized in writing for the specific meeting, or by proxy, to attend the general meeting, to address the meeting and, in the event the shareholder is entitled to the voting rights, to exercise the voting rights.

2.
The ~~Management~~ Board of Directors may resolve that for the application of the provision in paragraph 1, persons with voting rights and/or meeting rights are considered to be those persons who (i) on a date determined by the ~~Management~~ Board of Directors (the 'record date') are persons with voting rights and/or meeting rights with respect to a share, and (ii) are registered in (a) register(s) determined by the ~~Management~~ Board of Directors (the 'register'), provided that (iii) that person with voting rights and/or meeting rights gave notice to the company of his intention to attend the general meeting, irrespective of who at the time of the general meeting is a person with voting rights and/or meeting rights.

The notice must state the name and the number of shares for which the person is entitled to vote and/or to attend the general meeting.

The provisions regarding the notice apply mutatis mutandis to a holder of a proxy of a person with voting rights and/or meeting rights.

3.
In case the ~~Management~~ Board of Directors does not use the authority referred to in paragraph 2, persons with voting rights and/or meeting rights with respect to shares, must give written notice to the ~~Management~~ Board of Directors of their intention to exercise the rights referred to in paragraph 1 at the general meeting, at such places and at such date as the ~~Management~~ Board of Directors will give notice of in the notice for the general meeting.

4.
Insofar applicable, the convocation notice shall state the record date as well as where and how the registration as referred to in paragraph 2 is to take place, and, in so far as votes can be cast electronically, the way in which the rights of the person entitled to vote and to attend a meeting can be exercised.

5.
A person entitled to vote and/or attend meetings, who wants to be represented in the general meeting by an attorney authorized in writing or proxy, must hand in their power of attorney or duly executed proxy at the office of the company or at another place to be designated by the company within the period laid down on the convocation notice; or inform the company about the power of attorney by electronic means.

The Board of ~~Management~~ Directors may decide that the proxies from those entitled to vote are attached to the attendance list.

6.	The attendance list must be signed by each person with voting rights and/or meeting rights or his representative.

7.	The ~~members of the Management Board and the Supervisory Board~~ Directors shall have the right to attend the general meeting.

8.
The ~~Management~~ Board of Directors may decide that every shareholder is entitled to participate in, to address and to vote in the general meeting by way of an electronic means of communication, in person or by proxy, provided the shareholder may by the electronic means of communication be identified, directly take notice of the discussion in the meeting and participate in the deliberations.

The ~~Management~~ Board of Directors may adopt a resolution containing conditions for the use of electronic means of communication in writing.
If the ~~Management~~ Board of Directors has made such regulation, such conditions will be disclosed with the notice convening the meeting.

9.
In the event a record date issued as referred to in paragraph 2, the ~~Management~~ Board of Directors may stipulate that votes cast prior to the general meeting by electronic means are equated with votes cast during the meeting.

These votes, in order to be valid, must be cast by a holder of voting rights on the record date and may not be cast earlier than on the record date.
Article 26.~~Article 25.~~

1.	Each share shall confer the right to cast one vote.

2.
Insofar as the law or these articles of association do not prescribe a larger majority, resolutions shall be passed by a simple majority of votes cast in a meeting where at least one third of the outstanding shares are represented.

3.	The chairman of the meeting determines the method of voting, which includes oral, written or electronic voting.
In the event of the election of persons, anyone entitled to vote may demand that voting shall take place by written ballot.
Voting by written ballot shall take place by means of sealed, unsigned ballot papers.

4.	In the event the votes tie, the issue shall be decided by drawing lots, if it involves a proposal pertaining to individuals.
If it concerns matters, the proposal shall be rejected in the event the votes tie.

5.	Blank votes and invalid votes shall be considered as not having been cast.

Meetings of holders of preferred shares
Article 27.~~Article 26.~~
Meetings of holders of preferred shares are held as frequently as a resolution is required by the meeting in question and as frequently as is deemed desirable by ~~either~~ the ~~Management~~ Board ~~or the Supervisory Board~~of Directors, or by one or more holder(s) of preferred shares.
The provision of articles ~~22~~ 23 through ~~25~~ 26 apply mutatis mutandis, this with the exceptions that (i) the convocation shall be effected no later than the eighth day preceding the meeting, (ii) the meeting arranges the chairmanship shall not apply and (iii) the convocation will be affected by means of a notice of the meeting at the addresses of the holders of preferred shares listed in the shareholders' register or to the extent the holder of preferred shares consents thereto, he/she may be notified by a legible message sent electronically to the address that he/she has given to the company for this purpose.
Amendments to the articles of association, legal merger, demerger, dissolution and liquidation
Article 28.~~Article 27.~~

1.
On proposal of the ~~Management Board which has been approved by the Supervisory Board~~Board of Directors, the general meeting may resolve to amend the company's articles, to conclude a legal merger (juridische fusie) or a demerger (splitsing), or to dissolve the company.

2.
The full proposal shall be available at the offices of the company from the day of the convocation to the general meeting until the close of same for inspection by those who are entitled to attend meetings; the copies of this proposal shall be made available free of charge to those who are entitled to attend meetings.

This shall be stated in the convocation advertisement.

3.	Upon dissolution, the liquidation of the company shall be effected by the ~~Management~~ Board of Directors, unless the general meeting has designated other liquidators.

4.	The remainder of the company's assets after payment of all debts and the costs of the liquidation shall be distributed as follows:

a.
first, the holders of the preferred shares shall be paid the nominal amount paid on their preferred shares, increased by (i) any deficit in the payment of dividend as referred to in article ~~21~~ 22 paragraph 2 and (ii) an amount equal to the percentage referred to in article ~~21~~ 22 paragraph 2 on the compulsory amount paid on the preferred shares, calculated over the period starting on the first day of the last full financial year prior to the liquidation and ending on the day of the payment on preferred shares as referred to in this article, with due observance of the fact that any and all dividends and/or other distributions paid on the preferred shares relating to such period shall be deducted from the payment as referred to in this subparagraph;

b.	the remainder shall be paid to the holders of ordinary shares, in proportion to the number of ordinary shares that each party owns.

5.	During the liquidation, the provisions of the articles of association shall remain in force in as much as possible.

APPENDIX B

Cimpress N.V.
Remuneration Policy for Board of Directors

The Board of Directors of Cimpress N.V. (including any successor entity, the “Company”) is composed of Executive Directors and Non-Executive Directors. The compensation of the Executive Directors and Non-Executive Directors is determined in accordance with the principles set forth in this remuneration policy, which was adopted by the general meeting of shareholders of the Company on [___________].
Our success is dependent on our ability to attract and retain top talent and to motivate that talent to achieve outstanding long-term performance. The compensation program(s) for Executive Directors and Non-Executive Directors may consist of some or all of the components described below, which may be provided pursuant to compensatory plans, retention, employment, or other individual agreements, or otherwise.
Compensation of Executive Directors
The principal elements of our compensation program for Executive Directors include some or all of base salary, annual or special-purpose incentives, and long-term incentives.
The Company’s long-term incentive program is designed to focus our executives on long-term performance and align their interests with those of our shareholders. The Company may utilize equity-based compensation vehicles such as share options, restricted share units, performance share units, and other equity-based awards to compensate Executive Directors. The Company may also utilize cash-based compensation vehicles such as short-term or long-term cash incentive programs that are paid based on continued employment and/or performance, operational, financial, or other measures determined by the Board of Directors to be important to the Company’s success.
The Company may provide the Executive Directors with other compensation or benefits such as deferred compensation benefits, pension and retirement benefits, medical and other types of indemnification or insurance coverage, perquisites and other fringe benefits, and payments and other benefits relating to the termination of the Executive Director’s employment or a change in control of the Company. The Board of Directors may also establish other compensation arrangements in consideration of the best interests of the Company.
Compensation of Non-Executive Directors
Non-Executive Directors may receive cash compensation including some or all of an annual retainer, reimbursement of expenses incurred in connection with their service, and fees tied to certain actions or roles such as meeting fees, fees for serving as Lead Non-Executive Director or chair of a committee of the Board of Directors, and fees for serving on committees of the Board of Directors.
Non-Executive Directors may receive equity-based compensation to align their interests with the interests of the Company’s shareholders, such as share options, restricted share units, performance share units, and other equity-based awards.
Non-Executive Directors may also receive some or all of the compensation elements awarded to Executive Directors.

B-1

No Personal Loans; Advances and Guarantees
The Company may not provide any type of personal loans to members of the Board of Directors. The Company may provide guarantees or make advances to members of the Board of Directors only to the extent permitted by applicable law and only in the ordinary course of business, except that this paragraph does not prohibit reasonable and customary benefits.

B-2

APPENDIX C

Amendment to 2016 Performance Equity Plan

We have marked the plan to show the proposed changes described in Proposal 17.

CIMPRESS N.V.
2016 PERFORMANCE EQUITY PLAN

1.	Purpose

The purpose of this 2016 Performance Equity Plan (as amended from time to time, the “Plan”) of Cimpress N.V., a public company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate individuals who are expected to make important contributions to the Company and by providing such individuals with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such individuals with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Company’s ~~Supervisory~~ Board (defined below).

2.	Eligibility

All of the Company’s employees, officers and directors, including members of the Company’s ~~Management Board and Supervisory~~ Board, as well as consultants and advisors to the Company (as the terms “consultants” and “advisors” are defined and interpreted for purposes of Form S-8 under the United States Securities Act of 1933, as amended, or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the award of performance share units as described in Section 5 (each an “Award”).

3.	Administration and Delegation

(a)Administration by Board. The Company’s Board of Directors, Management Board, and/or Supervisory Board, as may be ~~permitted by~~ applicable ~~law~~ in any particular instance (the “Board”), administers the Plan. The Board has authority to grant Awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. The Board takes all actions and makes all decisions with respect to the Plan and any Awards in the Board’s discretion, and the Board’s actions and decisions are final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” mean the Board, a

Committee or the officers referred to in Section 3(c), in the latter two cases to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)Delegation to Officers. Subject to any requirements of applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to eligible persons hereunder and to exercise such other powers under the Plan as the Board may determine. However, the Board shall fix the terms of Awards to be granted by such officers, the maximum number of Shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. In addition, no officer may be authorized to grant such Awards to any (1) “executive officer” of the Company (as defined by Rule 3b-7 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (2) “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), or (3) member of the Company’s ~~Management Board or Supervisory~~ Board.

4.	Shares Available for Awards

(a)Number of Shares; Share Counting.

(1)Authorized Number of Shares. Subject to adjustment under Section 7, the Company may make Awards under the Plan for up to ~~8,000,000~~ 6,000,000 ordinary shares, €0.01 par value per share, of the Company (the “Shares”). Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares, at the sole discretion of the Board.

(2)Share Counting. For purposes of counting the number of Shares available for the grant of Awards under the Plan under this Section 4(a), the following provisions apply:

(A)If any Award (i) expires or is terminated, surrendered, canceled or forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Shares not being issued, the unused Shares covered by such Award will again be available for the grant of Awards; and

(B)Shares that a Participant delivers to the Company (whether by actual delivery or attestation) to satisfy tax withholding obligations (including Shares retained from the Award creating the tax obligation) are not added back to the number of Shares available for the future grant of Awards.

(b)Per Participant Limit. Subject to adjustment under Section 7, the maximum number of Shares with respect to which the Company may grant Awards to any Participant under the Plan is 3,000,000 per fiscal year. The Company shall construe and apply the per Participant limit described in this Section 4(b) consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Performance Share Units

(a)General. Subject to the terms and conditions of the Plan, the Board may grant Awards of performance share units as described in the Plan (each unit, a “PSU”).

(b)Terms and Conditions for All PSUs. The Board shall determine the terms and conditions of each Award, including the conditions for vesting, payout and forfeiture and the issue price~~,~~ (if any), including but not limited to performance conditions in addition to (but not in substitution of) the performance conditions set forth on Schedules 1 and/or 2. Such terms and conditions of Awards shall incorporate, among others, the terms set forth in Schedule 1 attached hereto, and the terms and conditions of Awards granted to Robert Keane (the Company’s current Chief Executive Officer) or members of the Board shall also incorporate the terms set forth in Schedule 2 attached hereto. In addition:

(1)Settlement. Upon the satisfaction of any service-based vesting conditions and the achievement of objective, predetermined levels of the three-year moving average of the Company share price set forth in the agreement with respect to any Award, the Participant is entitled to receive from the Company with respect to each PSU the number of Shares specified in the Award agreement. If the Board determines that a PSU is to be settled by the issuance of authorized but unissued Shares, the Board may decide that the Shares so issued will be charged at the expense of the freely distributable reserves of the Company.

(2)Voting and Dividend Rights. A Participant has no voting rights with respect to any PSUs and no right to receive dividends or other distributions to shareholders with respect to any PSUs, in each case until becoming a holder of the Shares issuable under the PSUs.

(3)Fractional Shares. The Company shall not issue or deliver fractional Shares under the Plan. The Board shall determine whether cash or other property will be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

6.	Section 162(m) Provisions

(a)Section 162(m) Committee. Notwithstanding anything to the contrary herein, only the Company’s ~~Supervisory~~ Board may make a grant of any Award to a Covered Employee (as defined below) that is intended to qualify, in whole or in part, as “performance-based compensation” under Section 162(m), or if the ~~Supervisory~~ Board contains any directors who are not “outside directors” as defined by Section 162(m), then a Committee of the ~~Supervisory~~ Board composed solely of at least two outside directors may make grants of such Awards to Covered Employees. In the case of such Awards granted to Covered Employees, references to the ~~Supervisory~~ Board are treated as referring to the Board or such a Committee. A “Covered Employee” means any person who is, or who the Board in its discretion determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(b)Establishment of Performance Measures. The Board shall set the performance measures for any Award that is intended to qualify as “performance-based compensation” under Section 162(m) within the time period prescribed by, and otherwise in compliance with the requirements of, Section 162(m). The Board shall specify that the degree of granting, vesting and/or payout is subject to the achievement of one or more objective performance measures established by the Board that are based on the relative or absolute attainment of objective, predetermined levels of share price. Such goals may be absolute in their terms or measured against or in relationship to other companies, and may be based on the three-year moving average per share rather than on spot (daily) share prices. Such performance measures may vary by Participant and may be different for different Awards, may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works, and may cover such period as may be specified by the Board. However, in no case shall performance measures for Robert Keane or the Board be less stringent than those provided in Schedule ~~1~~2.

(c)Adjustments. With respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), the Board may adjust downwards, but not upwards, the number of Shares payable pursuant to such Award, and the Board may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control as defined in Section 7, below.

(d)Other. The Board has the power to impose such other restrictions on Awards intended to qualify as “performance-based compensation” under Section 162(m), as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of Section 162(m).

7.	Adjustments for Changes in Shares and Certain Other Events

(a)For purposes of this Plan, a “Change in Control” means an event or occurrence set forth in any one or more of subsections (a)(1) or (a)(2) below, provided, however, that the event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership in a substantial portion of the assets of the Company, as defined in United States Treasury Regulations Section 1.409A-3(i)(5):

(1)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the Company’s then-outstanding ordinary shares (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a)(1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company); (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (a)(2) of this Section 7; or (v) any acquisition by Stichting Continuïteit Cimpress pursuant to the Call Option Agreement between the Company and Stichting Continuïteit Cimpress (formerly Stichting Continuïteit Vistaprint) dated November 16, 2009; or

(2)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately after such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately before such Business Combination, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed before the Business Combination).

(b)A Change in Control shall trigger a Performance Dependent Issuance as defined in Schedule 1 and, upon such a Change in Control, the PSUs that have satisfied the applicable service-based vesting conditions as of the date of the Change in Control shall be settled for the number of Shares determined per ~~Schedule 1~~ Table A on Schedule 1 for Awards granted to Participants other than Robert Keane or members of the Board or per Table B on Schedule 2 for Awards granted to Robert Keane or members of the Board. The date of the Change in Control will become the Measurement Date, as defined in Schedule 1, even if the Change in Control occurs prior to the first Measurement Date set forth in the applicable Award Agreement ~~less than six years after the date of the Award~~. The PSUs that have not satisfied the applicable service-based vesting conditions as of the Change in Control will be canceled in connection with the Change in Control in exchange for no consideration, and the Participant shall have no further rights with respect thereto.

(c)Upon any merger, consolidation, share exchange, reincorporation or other similar transaction which is not a Change in Control, the acquiring or succeeding corporation shall assume all Awards or substitute substantially equivalent awards. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, the Company shall appropriately and proportionately adjust (or make substituted Awards, if applicable) in the manner determined by the Board (i) the number and class of securities available under the Plan, (ii) the Share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities subject to each outstanding Award, and (iv) the performance measures to which outstanding Awards are subject.

8.	General Provisions Applicable to Awards

(a)Transferability of Awards. Except as the Board may, in its sole discretion but in compliance with all then-applicable laws and regulations including, without limitation, Section 409A of the Code and the Treasury Regulations issued thereunder, otherwise determine or provide in an Award agreement, the person who is granted an Award may not sell, assign, transfer, pledge or otherwise encumber such Award, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

(b)Documentation. Each Award is evidenced in such form (written, electronic or otherwise) as the Board determines (each, an “Award Agreement”). Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)Board Discretion. The terms of each Award need not be identical, the Board need not treat Participants uniformly, and the eligibility of an individual to receive an Award does not mean that he or she will receive an Award in any given fiscal year, or at all.

(d)Termination of Status. Unless otherwise provided herein or in the applicable Award agreement, the Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment (with or without cause) or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian, or estate or a beneficiary designated by the Participant to receive amounts due in the event of the Participant’s death may be entitled to rights under the Plan.

(e)Withholding. The Company has the right to deduct from all Award payments any taxes required to be withheld with respect to such payment. The Company may decide to satisfy the withholding obligations through additional withholding on salary, wages or other compensation or amounts owed to the Participant. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any Shares on vesting, satisfaction of performance criteria, or payout of an Award, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their fair market value (determined by (or in a manner approved by) the Company). However, except as otherwise provided by the Board, the total tax withholding where Shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain Shares having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of Shares (up to the number of Shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. The Company (i) makes no representations or undertaking regarding the tax consequences to any Participant with respect to any Award and (ii) does not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

(f)Amendment of Award. Subject to the terms of the Plan, the Board may amend, modify or terminate any outstanding Award, provided that the Participant’s consent to such action is required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the action is permitted under Section 7.

(g)Conditions on Delivery of Shares. The Company is not obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

9.	Miscellaneous

(a)No Right To Employment or Other Status. No person has any claim or right to be granted an Award under the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)No Rights As Shareholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or beneficiary has any rights as a shareholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares. In accepting an Award under the Plan, a Participant shall agree to be bound by any clawback policy the Company may adopt in the future.

(c)Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions by adopting supplements to the Plan or in the Award agreements evidencing the Awards (in either case a “Sub-Plan”) containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. Any Sub-Plan adopted by the Board is deemed to be part of the Plan, but each Sub-Plan applies only to Participants within the affected jurisdiction and the Company is not required to provide copies of any Sub-Plan to Participants in any jurisdiction that is not the subject of such Sub-Plan.

(d)Effective Date and Term of Plan. The Plan became effective on May 27, 2016, ~~becomes effective on~~ the date the Plan was approved by the Company’s shareholders, and has a term of ten years from the date of shareholder approval, expiring on May 27, 2026, provided that Awards granted prior to such date may extend beyond that date.

(e)Amendment or Termination of Plan. The Board may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment is effective without the approval of the Company’s shareholders if such approval is necessary to comply with the applicable provisions of Section 162(m) or other applicable laws or stock exchange rules or regulations.

(f)Priority of Participant Claims. The Plan is unfunded and does not create (and is not construed to create) a trust. The Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of being granted an Award under the Plan, such right (unless otherwise determined by the Board) is no greater than the right of an unsecured general creditor of the Company.

(g)Compliance with Section 409A of the Code. This Plan is intended to be exempt from or to comply with Section 409A of the Code relating to nonqualified deferred compensation and all terms used herein shall be interpreted consistently therewith. For purposes of Section 409A of the Code, each payment payable under an Award granted hereunder is treated as separate payment. Neither the vesting nor the settlement of any Award may be accelerated or deferred unless permitted or required by Section 409A of the Code. Except as provided in an individual Award agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, the Company shall not pay such portion of the payment, compensation or other benefit before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Section 409A of the Code may then permit. The Company shall pay to the Participant in a lump sum on the New Payment Date the aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and such New Payment Date, and shall pay any remaining payments on their original schedule. Notwithstanding the foregoing, neither the Company nor any of its officers, members of the Board, directors, employees, agents or affiliates has any liability if an Award hereunder is not exempt from or does not comply with Section 409A of the Code.

(h)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a member of the Board, director, officer, employee or agent of the Company is liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor is any such individual personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company shall indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(i)Governing Law. The provisions of the Plan and all Awards made hereunder are governed by and interpreted in accordance with the laws of the Netherlands, excluding choice-of-law principles.

Schedule 1
Terms and conditions applicable to all ~~of~~ Awards granted under the Plan

Each PSU represents a right to receive between 0 and 2.5 Shares upon the satisfaction of both (A) service-based vesting and (B) performance conditions relating to the compound annual growth rate (“CAGR”) of the three-year moving average daily price per Share (“3YMA”). The issuance of Shares pursuant to a PSU upon satisfaction of both conditions A and B listed below is a “Performance Dependent Issuance.”
If the Shares trade on a national securities exchange, then the Company shall use the daily closing sale prices as officially quoted (for the primary trading session) for the last three years to determine the share prices of the Shares for the purpose of calculating the 3YMA. If the Shares are not publicly traded, then the Board shall determine the method for determining the share price.
A.    Service-based Vesting
Except as the Board may otherwise determine in its discretion, each Award granted to employees will vest no faster than 25% per year over four years so long as the Participant continues to provide services to the Company as of the applicable vesting date. PSU vesting dates are the date(s) when the Participant gains the right to a future Performance Dependent Issuance with respect to the PSUs that have satisfied the service-based vesting condition, subject to achievement of the performance conditions described below.
~~If~~ Except as the Board may otherwise determine in its discretion, if a Participant terminates his or her employment or other service relationship with the Company or the Company terminates the Participant’s employment or other service relationship with the Company other than for cause (as defined in the applicable Award agreement), the Participant retains only those PSUs that have vested as of his or her termination date. All of the Participant’s unvested PSUs are canceled as of his or her termination date.
B.    3YMA Performance
For each Award, the Company shall calculate a baseline 3YMA as of a specified date at the time of grant (the “Baseline Date”) for the purposes of establishing the number of PSUs to be granted and establishing the baseline against which future performance is measured.
At each of the ~~sixth through tenth anniversaries of the Baseline Date~~ dates for measurement determined by the Board and set forth in the applicable Award Agreement (each such date, a “Measurement Date”) until such time as the Performance Dependent Issuance for that Award takes place, the Company shall measure the 3YMA. If the 3YMA CAGR on a Measurement Date, relative to the 3YMA on the Baseline Date, equals or exceeds the minimum CAGR determined by the Board and set forth in the applicable Award Agreement ~~set forth in the tables below~~, then at the first such Measurement Date the Company shall issue to the Participant the number of Shares determined by multiplying the number of vested PSUs in the Award by the percentage based on the level of performance as determined by the Board and set forth in the Award Agreement ~~set forth below~~.
If none of the CAGR performance goals is achieved by the final Measurement Date determined by the Board and set forth in the applicable Award Agreement, then the Award terminates and no Shares are issued with respect to the Award.

For purposes of a Change in Control, the Company shall use Table A below instead of the CAGR performance goals and multipliers to the number of PSUs set forth in the applicable Award Agreement for Participants other than Robert Keane and members of the Company’s Board (Table B on Schedule 2 applies to Robert Keane and the Board). If the actual price paid per Share to holders of the Company’s Shares in connection with the Change in Control, as reasonably determined by the Board (not the 3YMA at the date of the Change in Control), equals or exceeds the minimum CAGR set forth in Table A below as of the Measurement Date corresponding to the Change in Control relative to the 3YMA on the Baseline Date, then the Company shall issue to the Participant the number of Shares determined by multiplying the number of vested PSUs in the Award by the percentage based on the level of performance in Table A.
~~Table 1~~
~~Applies to the 6th-10th anniversaries of the Baseline Date~~

Table A
Applies to a Change in Control for all Participants other than Robert Keane and the Company’s Board

CAGR as of the Measurement Date	Multiplier to the number of PSUs subject to the Award
Less than 7%	0%
7 to 7.99%	75.0%
8 to 8.99%	87.5%
9 to 9.99%	100.0%
10 to 10.99%	112.5%
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
25.8925% or above	Variable Cap (as defined below)

The last row of Table A~~1~~ applies a limit (the "Variable Cap") to the 3YMA value of the share issuance (defined as the number of Shares to be issued multiplied by the 3YMA at the Measurement Date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the Award (defined as the number of PSUs granted multiplied by the 3YMA on the Baseline Date). Therefore, in cases of a 3YMA CAGR above 25.8925%, the Variable Cap (which shall be less than 250.0%) will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance. The actual closing price of the Shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of Shares issued at such time.

~~If the 3YMA does not reach at least 11% CAGR on any Measurement Date corresponding to the sixth to ninth anniversaries of the Baseline Date, then on the Measurement Date corresponding to the tenth anniversary of the Baseline Date, the Company shall use Table 2 below instead of Table 1 for Participants other than Robert Keane (the Company’s Chief Executive Officer) and members of the Company’s Supervisory Board. Table 2 does not apply to PSUs granted to Mr. Keane or members of the Company’s Supervisory Board, and the Company shall use Table 1 above on all~~

~~Measurement Dates for PSUs granted to Mr. Keane and members of the Company’s Supervisory Board.~~
~~Table 2~~

~~CAGR  as of the Measurement Date~~	~~Multiplier to the number of PSUs subject to the Award~~
~~11% & higher~~	~~Same as the table above~~
~~10 to 10.99%~~	~~112.5%~~
~~9 to 9.99%~~	~~100.0%~~
~~8 to 8.99%~~	~~87.5%~~
~~7 to 7.99%~~	~~75.0%~~
~~Less than 7%~~	~~0%~~

~~Table 2 shall apply in a Change in Control (except for PSUs granted to Mr. Keane or members of the Company’s Supervisory Board, with respect to which the Table 1 multipliers shall apply in the event of a Change in Control), except that the actual price paid per Share to holders of the Company’s Shares in connection with the Change in Control, as reasonably determined by the Board, (not the 3YMA at the date of the Change in Control) shall be used to calculate the CAGR as of the Measurement Date corresponding to the Change in Control relative to the 3YMA on the Baseline Date.~~

Schedule 2
Terms and conditions applicable to all Awards granted to Robert Keane or the Board

The terms and conditions of all Awards granted to Robert Keane or members of the Company’s Board shall incorporate the terms of Schedule 1 and this Schedule 2. For Robert Keane and the Board, Table B below sets forth the Measurement Dates, minimum CAGR performance goals, and multipliers to the number of PSUs subject to each Award:
Table B
Applies to the 6th-10th anniversaries of the Baseline Date or to a Change in Control

CAGR as of the Measurement Date	Multiplier to the number of PSUs subject to the Award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
25.8925% or above	Variable Cap (as defined below)

The Variable Cap applicable in the last row of Table A above also applies to the last row of Table B.
The Measurement Dates of Awards granted to Robert Keane or members of the Board shall be the sixth through tenth anniversaries of the Baseline Date. If none of the CAGR performance goals is ~~are~~ achieved by the Measurement Date corresponding to the tenth anniversary of the Baseline Date, then the Award terminates and no Shares are issued with respect to the Award.

[Note: This Schedule 2 does not change the terms applicable to PSU awards granted to Mr. Keane or the Board from the current 2016 Performance Equity Plan in any way. This Schedule 2 appears to be new text only because its provisions were reorganized into a new schedule.]

APPENDIX D

Form of Proxy

CIMPRESS N.V.

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IMPORTANT ANNUAL MEETING INFORMATION	000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Supervisory Board and Management Board recommend that you vote FOR proposals 1-17.

C 1234567890 JNT

1UPX 3847811

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — CIMPRESS N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT BOARD

2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS – NOVEMBER 13, 2018

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn, Matthew F. Walsh and Kathryn Leach, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress N.V. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on Tuesday, November 13, 2018, at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM, Amsterdam, the Netherlands commencing at 7:30 p.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual General Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU <u>MUST</u> COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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